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Exhibit 22.1

NOTICE OF ANNUAL MEETING
MANAGEMENT INFORMATION CIRCULAR/
PROXY STATEMENT

ANNUAL MEETING
MAY 6, 2009

Magna International Inc. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-7164

March 27, 2009

Dear Shareholder:

On behalf of both Management and our Board of Directors, we are pleased to invite you to attend the Annual Meeting of Shareholders of Magna International Inc. The Annual Meeting will be held at 10:00 a.m. (Toronto time) on Wednesday, May 6, 2009 at:

Hilton Suites Toronto/Markham Conference Centre 8500 Warden Avenue Markham, Ontario Canada

Accompanying this letter are the Notice of Annual Meeting of Shareholders, Management Information Circular/Proxy Statement and a proxy or voting form. In addition, if you have previously requested it, a copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2008 also accompanies this letter.

We encourage you to attend the Annual Meeting in person in order to vote your shares and hear Management's presentations on the past year, current conditions and plans for the future.

If you are unable to attend the Annual Meeting in person, please complete and return the enclosed form of proxy in accordance with the instructions set out in the form and the enclosed Management Information Circular/Proxy Statement under "How to Vote Your Shares — Registered Shareholders". If you are a non-registered shareholder, you should refer to "How to Vote Your Shares — Non-Registered Shareholders" to find out how to attend the Annual Meeting or instruct your intermediary with respect to the voting of your shares.

A simultaneous webcast of the Annual Meeting will also be available through Magna's website at www.magna.com.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ "Frank Stronach"

Frank Stronach
Chairman of the Board

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, May 6, 2009
Time:	10:00 a.m. (Toronto time)
Place:	Hilton Suites Toronto/Markham Conference Centre 8500 Warden Avenue Markham, Ontario Canada

The Annual Meeting is being held to:

  1.
  receive Magna's Consolidated Financial Statements and the independent Auditor's Report thereon for the fiscal year ended December 31, 2008;

  2.
  elect directors;

  3.
  reappoint the independent Auditor, based on the recommendation of the Audit Committee of the Board of Directors, and authorize the Audit Committee to fix the independent Auditor's remuneration; and

  4.
  transact any other business or matters that may properly come before the Annual Meeting.

As a holder of record of Magna Class A Subordinate Voting Shares or Class B Shares at the close of business on March 17, 2009, you are entitled to receive notice of and vote at the Annual Meeting.

If you are unable to attend the Annual Meeting and want to ensure that your shares are voted, please complete, sign, date and return your proxy so that it reaches Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, Attention: Proxy Department, not later than 5:00 p.m. (Toronto time) on May 4, 2009, or, if the Annual Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Annual Meeting. For further information, refer to "How to Vote Your Shares" in the accompanying Management Information Circular/Proxy Statement.

A simultaneous webcast of the Annual Meeting will also be available through Magna's website at www.magna.com.

Accompanying this Notice of Annual Meeting is Magna's Management Information Circular/Proxy Statement, which contains more information on the matters to be addressed at the Annual Meeting.

By order of the Board of Directors.

/s/ "Bassem A. Shakeel"
March 27, 2009 Aurora, Ontario	BASSEM A. SHAKEEL Secretary

        In this document, referred to as the "Circular", the terms "you" and "your" refer to the shareholder, while "we", "us", "our" and "Magna" refer to Magna International Inc. and, where applicable, its subsidiaries. The information in this Circular is current as of March 23, 2009 and all amounts referred to in this Circular are presented in U.S. dollars, in each case, unless otherwise stated. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

         This Circular is being provided to you in connection with the Annual Meeting of Magna's shareholders (the "Annual Meeting"), which is being held on Wednesday, May 6, 2009 commencing at 10:00 a.m. (Toronto time) at the Hilton Suites Toronto/Markham Conference Centre, 8500 Warden Avenue, Markham, Ontario, Canada.

SHARES, VOTES AND PRINCIPAL SHAREHOLDERS

Record Date

        March 17, 2009 is the record date for the Annual Meeting (the "Record Date").

        Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Annual Meeting.

Issued and Outstanding Shares

        As of the Record Date, the only Magna shares which were issued and outstanding were 111,879,059 Class A Subordinate Voting Shares and 726,829 Class B Shares.

Votes

        Each Magna Class A Subordinate Voting Share is entitled to one vote per share and each Magna Class B Share is entitled to 300 votes per share. As a result, the votes represented by the outstanding Magna Class A Subordinate Voting Shares are approximately 33.9% of the total votes represented by all of Magna's outstanding shares.

Principal Shareholders

        To our knowledge, the only shareholder that beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna's Class A Subordinate Voting Shares or Class B Shares outstanding as at the Record Date is:

	Class of Shares	No. of Shares	Direct/Indirect	% of Class

M Unicar Inc. ("M Unicar")(1)(2)	Class B	726,829	Indirect	100%

Notes:

(1)
M Unicar is a holding company. Approximately 92.4% of the voting rights attaching to M Unicar's shares are indirectly held by the Stronach Trust, a trust existing under the laws of Ontario, which serves as an estate planning vehicle for the Stronach family. Mr. Frank Stronach and Ms. Belinda Stronach, our Chairman and Executive Vice-Chairman, respectively, and two other members of the Stronach family are trustees and members of the class of potential beneficiaries of the Stronach Trust. The remaining approximately 7.6% of the voting rights attaching to M Unicar's shares are held by MPMAG Holdings Inc., a holding company which is indirectly controlled by the Stronach Trust, but in which five of our executive officers (Donald J. Walker, Siegfried Wolf, Vincent J. Galifi, Peter Koob and Jeffrey O. Palmer (collectively, the "Principals")) are shareholders.

(2)
M Unicar also holds 605,000 Class A Subordinate Voting Shares representing approximately 0.5% of the class. These shares were contributed to M Unicar by the Principals, each of whom may withdraw his shares in certain circumstances.

        We have been advised that M Unicar intends to vote or cause its Class A Subordinate Voting Shares and Class B Shares to be voted at the Annual Meeting:

  •
  FOR    the election to the Magna Board of Directors of the nominees named in this Circular; and

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration.

 HOW TO VOTE YOUR SHARES

        Your vote is important. Please read the information below, then vote your shares, either by proxy or in person at the Annual Meeting.

        How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are two ways you can vote at the Annual Meeting — by appointing a proxyholder or by attending in person, although the specifics may differ slightly.

        Registered Shareholder:    You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Class A Subordinate Voting Shares which you own. As a registered shareholder, you will receive a form of proxy from Computershare Trust Company of Canada ("Computershare") representing the shares you hold. If you are a registered shareholder, refer to "How to Vote — Registered Shareholders".

        Non-Registered Shareholder:    You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from either Computershare or Broadridge, although in some cases you may receive a form of proxy from the securities dealer, broker, bank or trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to "How to Vote — Non-Registered Shareholders".

        Management is soliciting your proxy in connection with the matters to be addressed at the Annual Meeting.    We will bear all costs incurred in connection with Management's solicitation of proxies, including the cost of preparing and mailing this Circular and accompanying materials. Proxies will be solicited primarily by mail, although our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.

How to Vote — Registered Shareholders

        If you are a registered shareholder, you may either vote by proxy or in person at the Annual Meeting.

Appointment of Proxyholder

        If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Annual Meeting (including any adjournments or postponements). You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder make that decision for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as the proxyholder sees fit.

        If you have not appointed a proxyholder in place of the Magna officers whose names are pre-printed on the form of proxy and have not specified how you want your shares to be voted, your shares will be voted:

  •
  FOR    the election to the Magna Board of Directors of the nominees named in this Circular; and

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration.

        The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting (including any adjournment or postponement of the Annual Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Annual Meeting.

Submitting Votes by Proxy

        There are four different ways you can submit your vote by proxy — by telephone, internet, mail or fax, in accordance with the instructions on the form of proxy.

        If you are voting by telephone or internet, you will require the Control Number, Holder Account Number and Access Number which have been pre-printed on your form of proxy.

        The people whose names have been pre-printed on your proxy form are all officers of Magna and they will vote your shares unless you appoint someone else to be your proxyholder. You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares in person on your behalf at the Annual Meeting. To appoint someone other than our officers as your proxyholder, insert the person's name in the blank space provided on the form of proxy or, alternatively, complete, sign, date and submit another proper form of proxy naming that person as your proxyholder.

        A proxy submitted by mail or fax must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 4, 2009. If the Annual Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Annual Meeting.

Voting In Person

        If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Annual Meeting, a representative of Computershare will register your attendance before you enter the meeting.

        If you vote in person at the Annual Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Annual Meeting will count.

Revoking a Vote Made by Proxy

        You have the right to revoke a proxy with respect to any matter on which a vote has not already been cast. In order to do so, you must take ONE of the following actions:

  •
  Vote again by telephone or internet not later than 5:00 p.m. (Toronto time) on May 4, 2009 (or not later than 48 hours prior to any adjournment or postponement of the Annual Meeting);

  •
  Deliver another completed and signed form of proxy, dated later than the first form of proxy, by mail or fax such that it is received by Computershare not later than 5:00 p.m. (Toronto time) on May 4, 2009 (or not later than 48 hours prior to any adjournment or postponement of the Annual Meeting);

  •
  Deliver to us at the following address a written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 5, 2009 (or the last business day prior to any adjournment or postponement of the Annual Meeting):

  Magna International Inc.
  337 Magna Drive
  Aurora, Ontario
  Canada L4G 7K1
  Attention: Secretary of the Corporation

  •
  Deliver a signed written notice revoking the proxy to the scrutineers of the Annual Meeting, to the attention of the Chairman of the Annual Meeting, at or prior to the commencement of the Annual Meeting (including in the case of any adjournment or postponement of the Annual Meeting).

How to Vote — Non-Registered Shareholders

        These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner and the issuer or its agent has sent these materials directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials directly to you, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Submitting Voting Instructions

        If you are a non-registered shareholder and have received a Voting Instruction Form from Computershare, you must complete and submit your vote by phone, internet, mail or fax, in accordance with the instructions on the Voting Instruction Form. On receipt of a properly completed and submitted form, a legal form of proxy will be submitted on your behalf.

        You must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 4, 2009. If the Annual Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Annual Meeting. If a Voting Instruction Form submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge, please complete it and submit your vote by proxy in accordance with the instructions provided to you on the form, including any deadline specified by Broadridge.

        In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Computershare as described under "How to Vote — Registered Shareholders — Submitting Votes By Proxy".

Voting in Person

        If you have received a Voting Instruction Form and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form in accordance with the instructions in the form. Computershare or Broadridge, as applicable, will send you a form of proxy giving you the right to attend the Annual Meeting.

        If you have received a form of proxy and wish to attend the Annual Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the person you wish to attend on your behalf, in the blank space provided on the form of proxy. When you arrive at the Annual Meeting, a representative of Computershare will register your attendance before you enter the meeting.

Revoking a Voting Instruction Form or Proxy

        If you wish to revoke a Voting Instruction Form or form of proxy with respect to any matter on which a vote has not already been cast, you must contact Computershare (for Voting Instruction Forms sent to you by Computershare), Broadridge (for Voting Instruction Forms sent to you by Broadridge) or your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

 BUSINESS OF THE ANNUAL MEETING

        The Annual Meeting is being held to receive our financial statements, elect directors, re-appoint our independent Auditor and transact any other business which properly comes before the Annual Meeting. As of the date of this Circular, we are not aware of any other business to be transacted at the Annual Meeting.

Financial Statements

        Management, on behalf of Magna's Board of Directors (the "Board"), will submit to Magna shareholders at the Annual Meeting its Consolidated Financial Statements for the fiscal year ended December 31, 2008, together with the independent Auditor's report on such financial statements. No shareholder vote is required in connection with Magna's financial statements or the independent Auditor's report on the financial statements.

Board of Directors

  Number of Directors to be Elected and Term of Office

        The number of directors to be elected at the Annual Meeting is ten.

        Each director is elected annually, with that director's term expiring at the next Annual Meeting following the election of the director. A vacancy on the Board which occurs between annual meetings may be filled by the Board appointing a director to serve until the next Annual Meeting. All of the nominees for election at the Annual Meeting are current directors of Magna who were elected at Magna's annual meeting of shareholders held on May 1, 2008.

  Proposed Nominees

        The following table(1) sets forth information with respect to each of the Management nominees for director, including a brief biography, areas of expertise, date first elected or appointed as a director of Magna, Board and Committee attendance, the number of Magna securities owned, or controlled or directed, directly or indirectly, by each nominee and the total value of such securities(2) as at the Record Date, as well as other public company boards on which the nominee currently serves or has recently served.

        Unless a shareholder instructs otherwise, the Magna officers whose names have been pre-printed on the form of proxy intend to vote FOR the nominees listed below. If for any reason a nominee becomes unable to stand for election as a director of Magna, or if Management proposes any additional nominees for election as directors, the Magna officers whose names have been pre-printed on the form of proxy intend to vote for any substitute or additional nominee proposed by Management.

Michael D. Harris, 64 Ontario, Canada	Mr. Harris is a Consultant and Senior Business Advisor at Goodmans LLP, a law firm. Mr. Harris served as a member of provincial parliament in Ontario, Canada (1981 to 2002), including as the Premier (1995 to 2002), as well as Minister of Natural Resources and Minister of Energy (1985). In addition to serving on Magna's Board, Mr. Harris serves on the public company boards listed below, as well as the board of Grant Forest Products, Inc., Tim Horton Children's Foundation and Mount Royal College Foundation. Mr. Harris is a Senior Fellow of the Fraser Institute.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

January 7, 2003	Board	8 of 8	100%	DSUs	30,073
	CGCC (Chair)	9 of 9	100%	Director Stock Options	10,000
Lead Director Since	Special (Chair)	9 of 9	100%
May 10, 2007	Nominating	1 of 1	100%
				Total Value of Securities	$699,100

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

Yes	Augen Capital Corp.		Since 2008	• Governance
	ENMAX Corporation		Since 2006	• Public Policy
	FirstService Corporation		Since 2006
	Canaccord Capital Inc.		Since 2004
	EnGlobe Corporation		Since 2004
	Chartwell Seniors Housing REIT		Since 2003

Lady Barbara Judge, 62 London, England	Lady Judge has served as Chairman of the Board of the United Kingdom Atomic Energy Authority (since 2004), prior to which she was a Board member (since 2002). In addition, Lady Judge is currently the Chairman of the School of Oriental and African Studies at the University of London, Co-Chairman of the U.K./U.S. Task Force on Corporate Governance, a Public Member of the International Ethics Standards Board for Accountants, a Member of the Ditchley Foundation, as well as a Member of the Trilateral Commission. Lady Judge previously served as Deputy Chairman of the UK Financial Reporting Council and as a Commissioner of the U.S. Securities Exchange Commission.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

September 20, 2007	Board	8 of 8	100%	DSUs	6,002
	CGCC	5 of 5	100%	Director Stock Options	5,000
	Special	9 of 9	100%
				Total Value of Securities	$139,550

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

Yes	Bekaert NV		Since 2007	• Energy
	Massey Energy Inc.		Since 2007	• Finance
	Friends Provident plc		Since 2001	• Governance
				• Management
				• Public Policy

Louis E. Lataif, 70 Massachusetts, U.S.A.	Mr. Lataif has served as the Dean of Boston University School of Management (since 1991), prior to which he served in various capacities with Ford Motor Company for 27 years, including President of Ford of Europe (1988 to 1991) and Vice President of North American Sales Operations (1985 to 1988). In addition to the public company boards listed below, Mr. Lataif serves on the board of Interaudi Bank and The Iacocca Foundation.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

May 10, 2007	Board	8 of 8	100%	DSUs	2,510
	Audit	6 of 6	100%	Director Stock Options	5,000
				Total Value of Securities	$58,360

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

Yes	Abiomed, Inc.		Since 2005	• Automotive
	Group 1 Automotive Inc.		Since 2002	• Finance
	Intier Automotive Inc.		2001-2005	• Management

Donald Resnick, 81 Ontario, Canada	Mr. Resnick serves principally as a corporate director. In addition to serving on Magna's Board, Mr. Resnick previously served on the public company boards listed below. Mr. Resnick was formerly a partner of Deloitte & Touche.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

February 25, 1982	Board	8 of 8	100%	Class A Subordinate Voting	1,902
	Audit (Chair)	6 of 6	100%	DSUs	4,187
	CGCC	9 of 9	100%	Director Stock Options	10,000
	HSEC (Chair)	4 of 4	100%
	Special	9 of 9	100%
				Total Value of Securities	$141,570

Independent Director	Other Public Company Boards/Committees(3)			Areas of Expertise

Yes	Consolidated Mercantile Inc.		2005-2006	• Accounting
	Genterra Inc.		2005-2006

Belinda Stronach, 42 Ontario, Canada	Ms. Stronach is currently Executive Vice-Chairman of Magna and previously served as Chief Executive Officer of Magna (2001 to 2004) and President (2002 to 2004). Prior to 2001, she held various other senior management positions at Magna and served on the Board (1988 to 2004). Ms. Stronach served as a Member of Canada's House of Commons (from 2004 until 2008) and previously served as Minister of Human Resources and Skills Development, Minister Responsible for Democratic Renewal and Minister Responsible for Service Canada (2005). A founding member of the Canadian Automotive Partnership Council, Ms. Stronach has also served on the Ontario Task Force on Productivity, Competitiveness and Economic Progress, and is a director of the Yves Landry Foundation, established to advance technological education and skills training for the manufacturing industry.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed(4)

September 20, 2007	Board	8 of 8	100%	RSUs	16,181
				Stock Options	441,000
				Total Value of Securities	$376,210

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

No	None			• Automotive
				• Management
				• Public Policy

Frank Stronach, 76 Lower Austria, Austria	Mr. Stronach is the founder of Magna and serves as the Chairman of the Board. Mr. Stronach is Partner, Stronach & Co., through which he provides certain consulting and business development services to Magna. Refer to "Management Contracts". In addition to serving on Magna's Board, Mr. Stronach serves on the public company boards listed below.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

December 10, 1968	Board	8 of 8	100%	Class A Subordinate Voting	NIL(4)(5)
	Nominating (Chair)	1 of 1	100%	Class B	726,829
				Stock Options	275,000
				Total Value of Securities	$16,898,770(5)

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

No	MI Developments Inc.		Since 2003	• Automotive
	Magna Entertainment Corp.(6)		Since 2001	• Management

Franz Vranitzky, 71 Vienna, Austria	Mr. Vranitzky is a corporate director. In addition to serving on Magna's Board, Mr. Vranitzky serves as a Director of Touristik Union International and Magic Life International, where he serves as Chairman. Mr. Vranitzky is a former Federal Chancellor of the Republic of Austria (1986 to 1997) and Minister of Finance (1984 to 1986), as well as a former Chairman of the Board of Österreichische Länderbank AG and Deputy Chairman of the Board, Creditanstalt-Bankverein Bank.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

June 11, 1997	Board	7 of 8	88%	Class A Subordinate Voting	1,417
				DSUs	3,860
				Stock Options	10,000
				Total Value of Securities	$122,690

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

Yes	None			• Finance
				• Governance
				• Public Policy

Donald J. Walker, 52 Ontario, Canada	Mr. Walker serves as the Co-Chief Executive Officer of Magna. He was formerly the President, Chief Executive Officer and a director of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries, and previously served on Magna's Board (1994 to 2002). Mr. Walker is a founding member of the Yves Landry Foundation and is the Co-Chair of the Canadian Automotive Partnership Council.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed(7)

November 7, 2005	Board	8 of 8	100%	Class A Subordinate Voting	131,020
				RSAs	131,433
				RSUs	32,635
				Stock Options	632,953
				Total Value of Securities	$6,860,800

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

No	Intier Automotive Inc.		2001-2005	• Automotive
				• Management

Siegfried Wolf, 51 Lower Austria, Austria	Mr. Wolf serves as the Co-Chief Executive Officer of Magna. In addition to the public company boards referenced below, Mr. Wolf serves as a supervisory board member of Österreich Industrieholding AG (Republic of Austria holding and privatization agency), Siemens AG Österreich (Siemens Austria) and HGI Beteiligungs AG.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed(7)

March 8, 1999	Board	8 of 8	100%	Class A Subordinate Voting	115,086
				RSAs	268,361
				RSUs	32,635
				Stock Options	301,053
				Total Value of Securities	$9,673,910

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

No	GAZ Group		Since 2008	• Automotive
	Strabag SE		Since 2007	• Management
	Decoma International Inc.		2002-2005
	Intier Automotive Inc.		2002-2005
	Tesma International Inc.		2002-2005
	Verbundgesellschaft (Austria Hydro Power)		Since 2000

Lawrence D. Worrall, 66 Ontario, Canada	Mr. Worrall is a corporate director. In addition to serving on Magna's Board, Mr. Worrall is a director of the Greater Toronto Airport Authority and Productivity Improvement Center. He is also a former Vice-President, Purchasing, Strategic Planning and Operations, as well as a Director, of General Motors of Canada Limited and former Director and Chair of the Audit Committee of Intier Automotive Inc. until its privatization in 2005.

Director Since	Board & Committees	Attendance		Securities Owned, Controlled or Directed

November 7, 2005	Board	8 of 8	100%	Class A Subordinate Voting	907
	Audit	6 of 6	100%	DSUs	3,546
	HSEC	4 of 4	100%	Director Stock Options	9,100
	Special	8 of 9	89%
				Total Value of Securities	$103,530

Independent Director	Other Public Company Boards/Committees			Areas of Expertise

Yes	Intier Automotive Inc.		2001-2005	• Automotive
				• Finance
				• Management

Notes:

(1)
In the above table:
        "Audit" means the Audit Committee of Magna's Board.
        "CGCC" means the Corporate Governance and Compensation Committee of Magna's Board.
        "HSEC" means the Health and Safety and Environmental Committee of Magna's Board.
        "Nominating" means the Nominating Committee of Magna's Board.
        "Special" means a Special Committee of Magna's Board.
        "Class A Subordinate Voting" means Magna's Class A Subordinate Voting Shares.
        "Class B" means Magna's Class B Shares.
        "DSUs" means deferred share units.
        "RSAs" means restricted shares.
        "RSUs" means restricted stock units

(2)
In calculating the Total Value of Securities, we have used the closing price of Magna Class A Subordinate Voting Shares on the New York Stock Exchange ("NYSE") on the Record Date ($23.25). In valuing stock options for purposes of calculating the Total Value of Securities, we have included only the in-the-money amount calculated based on the closing price of Magna Class A Subordinate Voting Shares on the Toronto Stock Exchange ("TSX") on the Record Date (C$29.48) and converted such amount to U.S. dollars based on the Bank of Canada noon spot rate on such date (C$1.00 = $0.7863).

(3)
Mr. Resnick was a director of Ntex Incorporated, which was subject to cease trade orders in Ontario, Alberta and British Columbia in mid-2002 for failure to file financial statements. These cease trade orders were never revoked as Ntex made an assignment in bankruptcy in June 2003. Mr. Resnick resigned as a director of Ntex in June 2002.

(4)
Mr. Stronach and Ms. Stronach, our Chairman and Executive Vice-Chairman, respectively, and two other members of the Stronach family are trustees and members of the class of potential beneficiaries of the Stronach Trust. The Stronach Trust is a trust existing under the laws of Ontario, which serves as an estate planning vehicle for the Stronach family. The Stronach Trust controls Magna indirectly through M Unicar as described under "Shares, Votes and Principal Shareholders — Principal Shareholders".

(5)
The Principals are entitled to withdraw the Magna Class A Subordinate Voting Shares contributed by them to M Unicar. Accordingly, in calculating the Total Value of Securities for Mr. Stronach, we have only included the value of the 726,829 Class B Shares contributed to M Unicar by the Stronach Trust. These 726,829 Class B Shares have been attributed to Mr. Stronach since he acts as one of four trustees of the Stronach Trust, is entitled to appoint additional trustees and to remove trustees and since determinations by the Stronach Trust are made by a majority of the trustees, which majority must include Mr. Stronach. The value ascribed to the Class B Shares represents the number of such shares multiplied by the closing price of Magna Class A Subordinate Voting Shares on the New York Stock Exchange ("NYSE") on the Record Date ($23.25), without application of any control premium.

(6)
Mr. Stronach is the Chairman of the Board and Chief Executive Officer of MEC which, together with certain of its wholly-owned subsidiaries, filed voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware on March 5, 2009. On that same date, MEC also sought and obtained recognition of the Chapter 11 proceedings from the Ontario Superior Court of Justice, under section 18.6 of the Companies' Creditors Arrangement Act in Canada.

(7)
In calculating the number of Class A Subordinate Voting Shares for each of Messrs. Walker and Wolf, we have included the 250,000 Magna Class A Subordinate Voting Shares contributed to M Unicar by each of them.

Independence of the Nominees for Election to the Board

        A summary of the independence of each of the nominees for election to the Board follows:

Nominee Name	Independent	Non-Independent	Basis for determination of non-independence

Frank Stronach — Chairman		✓	Trustee & potential beneficiary of Stronach Trust
Michael D. Harris — Lead Director	✓
Lady Barbara Judge	✓
Louis E. Lataif	✓
Donald Resnick	✓
Belinda Stronach		✓	Trustee & potential beneficiary of Stronach Trust
Franz Vranitzky	✓
Donald J. Walker		✓	Member of Executive Management
Siegfried Wolf		✓	Member of Executive Management
Lawrence D. Worrall	✓

Share Ownership by Directors, Officers and Certain Employee Plans

        All of Magna's directors and officers as a group (36 persons) owned beneficially or exercised control or direction over 1,040,125 Class A Subordinate Voting Shares or approximately 0.9% of the class, together with 726,829 Class B Shares representing 100% of the class, in each case, as at the Record Date. Refer to "Shares, Votes and Principal Shareholders — Principal Shareholders". The Magna Deferred Profit Sharing Plan (Canada) and Employees Deferred Profit Sharing Plan (U.S.) (the "DPSPs"), deferred profit sharing plans for Magna's employees, collectively hold 5,342,459 Magna Class A Subordinate Voting Shares representing 4.8% of the class as at the Record Date. These shares will be voted FOR the election to the Magna Board of Directors of the nominees named in this Circular and FOR the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration.

Appointment of Independent Auditor

        Based on the recommendation of the Audit Committee of the Board, the directors propose to reappoint Magna's independent Auditor, Ernst & Young LLP, and authorize the Audit Committee to fix the independent Auditor's remuneration. Ernst & Young LLP (including its predecessor firms) has been Magna's independent Auditor since February 27, 1969. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Auditor Independence

        The Audit Committee has discussed with the independent Auditor its independence from Management and Magna, and has considered whether the provision of non-audit services is compatible with maintaining such independence. In order to ensure that the independent Auditor's independence is not compromised by engaging it for other services, the Audit Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor. Pursuant to this pre-approval process, the Audit Committee approved and we paid the following fees to the independent Auditor for services provided in respect of fiscal 2008 and fiscal 2007:

	Fiscal 2007		Fiscal 2008
Type of Services	Fees	% of Total	Fees	% of Total

Audit services(1)	$12,232,000	92.1%	$9,131,000	93.9%
Audit-related services(2)	217,000	1.6%	146,000	1.5%
Tax services(3)	815,000	6.1%	410,000	4.2%
Other services(4)	24,000	0.2%	34,000	0.4%

Total	$13,288,000	100%	$9,721,000	100%

Notes:

(1)
This category is intended to capture all fees in respect of services performed in order to comply with generally accepted auditing standards ("GAAS"). In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with GAAS. This category includes fees incurred in connection with the audit of our internal controls for purposes of Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
This category generally consists of fees paid in respect of assurance and related services (e.g. due diligence), including such things as employee benefit plan audits, due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. The most significant audit-related services actually provided by the independent Auditor in respect of fiscal 2008 and 2007 related to benefit plan audits.

(3)
This category includes all fees paid in respect of services performed by the independent Auditor's tax professionals, except those services required in order to comply with GAAS which are included under "Audit services". Tax services include tax compliance, tax planning and tax advice. The tax services actually provided by the independent Auditor in fiscal 2008 and fiscal 2007 consisted of Canadian, U.S., European and Mexican tax compliance, advisory and research services.

(4)
This category captures fees in respect of all services not falling under any of the previous categories.

        In order to further ensure the independence of the independent Auditor, the Committee reviews and approves the hiring of partners, employees and former partners and employees of the independent Auditor who were engaged on the Corporation's account within the three prior years, as required by its Charter.

 BOARD, BOARD COMMITTEES AND DIRECTOR COMPENSATION

        In addition to the discussion of our Board and Board Committees below, refer to "Appendix A — Statement of Corporate Governance Practices" for a description of the governance activities of the Board and its Committees, the responsibilities of the Lead Director, the basis for the Board's determination regarding the independence of each director and other corporate governance information. Those Board members who have been determined by the Board to be "independent" are referred to throughout this Circular as "Independent Directors".

Board

Board Mandate

        The Board operates pursuant to applicable law, under which it is charged with the responsibility of managing or supervising the management of the business and affairs of Magna. In doing so, directors are required to act honestly and in good faith with a view to the best interests of Magna and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        In addition, the Board is also subject to the provisions of our Board Charter, which serves to clarify the Board's role and responsibilities and sets out requirements relating to its size, composition and independence, the administration of the Board, committee structure, and oversight responsibilities concerning the compensation and evaluation of Management. The Board Charter assigns the Board principal responsibility for the following items:

  •
  satisfying itself as to the integrity of management;

  •
  adoption of a strategic planning process;

  •
  identification and management of principal risks;

  •
  succession planning and appointment, training and monitoring of executive management;

  •
  maintenance of an effective communication policy with our shareholders;

  •
  ensuring that effective systems are in place to monitor the integrity of internal control and management information systems; and

  •
  developing our system of, and overall approach to, corporate governance.

Board Size and Composition

        The size and composition of our Board are governed by applicable law, the terms of our restated articles of incorporation (referred to as our "Articles") and general by-law, as well as our Board Charter. Our Articles provide that the Board will consist of between five and fifteen directors. While shareholder approval would be required to fix the number of directors outside this range, the Board is authorized to fix the number of directors within this range and has previously fixed the number of directors at fourteen. One of our directors, Mr. Mangold resigned effective as of March 9, 2009 for personal reasons. Additionally, three current directors who were nominees of OJSC Russian Machines ("Russian Machines"), our former strategic alliance partner until October 3, 2008, have indicated that they will not be standing for re-election. Accordingly, the Board has determined that the number of directors to be elected at the Annual Meeting is ten.

Independence

        Six of the ten (60%) individuals standing for election as directors at the Annual Meeting have been determined by the Board to be Independent Directors. Our Corporate Governance and Compensation Committee has been delegated the responsibility of reviewing and making recommendations to the Board with respect to each director's independence.

Board Chair and Lead Director

        Our Chairman, Mr. Stronach, is considered an associate of Magna as a result of his relationship with the Stronach Trust, our ultimate controlling entity. In order to ensure that the Board successfully carries out its duties, the Board has appointed an independent Lead Director, Michael Harris. In his capacity as Lead Director, Mr. Harris' duties include representing Magna's Independent Directors in discussions with senior Management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of Management and performing such other duties and responsibilities as are delegated by the Board from time to time.

Board and Director Meetings

        The Board acts through regularly scheduled meetings which are held on a quarterly basis, with additional meetings scheduled as required. Additionally, the Board annually holds a planning and corporate strategy meeting. The Board met a total of eight times in 2008 and the Independent Directors met separately at six Board meetings in 2008. In addition to Board meetings, there is communication between senior Management and Board members between meetings on both an informal basis and through Committee meetings.

Board Committees

        The Board has established four standing committees: the Audit Committee; the Corporate Governance and Compensation Committee ("CGCC"); the Health and Safety and Environmental Committee ("HSEC"); and the Nominating Committee. Other committees may be established from time to time as circumstances require. We do not have an Executive Committee of the Board. Each Committee operates pursuant to a written charter in addition to applicable law.

        In addition to the four standing Committees, the Board has established special committees from time to time. A Special Committee was established in March 2008 to review and make recommendations to the Board with respect to the proposed participation by Magna in a reorganization of MI Developments Inc., a corporation under the common control of the Stronach Trust. The Special Committee met nine times in 2008.

        As of the date of this Circular, the composition of the Committees was as follows:

	Name	Audit	CGCC	HSEC	Nominating	Special

	Michael D. Harris		Chair		✓	Chair
Independent	Lady Barbara Judge		✓			✓
Directors	Louis E. Lataif	✓
	Donald Resnick	Chair	✓	Chair		✓
	Lawrence D. Worrall	✓		✓		✓

Other	Frank Stronach				Chair

        Each of the Independent Directors has a standing invitation to attend any meeting of any of the Committees.

        Information relating to the Audit Committee and CGCC follows. Refer to "Appendix A — Statement of Corporate Governance Practices" for additional information relating to these Committees and the other standing Committees.

Audit Committee

        The Audit Committee consists of three Independent Directors: Donald Resnick (Chairman), Louis E. Lataif and Lawrence D. Worrall. Each member of the Audit Committee has been affirmatively determined by the Board to be "independent" under the NYSE Listing Standards, the Securities and Exchange Commission's ("SEC") rules under the Sarbanes-Oxley Act of 2002 ("SOX"), including Rule 10A-3, and the Canadian Securities Administrators' ("CSA") National Instrument 52-110 ("NI 52-110"). The Board also considers each Audit Committee member to be "financially literate" and each of the Chairman of the Committee and Mr. Worrall to be a "financial expert" within the meaning of the NYSE Listing Standards, the SEC rules under SOX and NI 52-110.

        The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities to our shareholders with respect to:

  •
  the integrity of our financial statements and the financial reporting process;

  •
  compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent Auditor;

  •
  the performance of our Internal Audit Department, as well as our independent Auditor; and

  •
  the preparation of the Audit Committee Report in this Circular and other Magna proxy circulars.

        The Audit Committee met six times in 2008 with Management, representatives of the independent Auditor and representatives of our Internal Audit Department, and met without Management present at five of those meetings.

        The Audit Committee considered whether it would be appropriate to rotate the independent Auditor position for 2009 and is recommending to shareholders that Ernst & Young LLP be reappointed as the independent Auditor for 2009.

Audit Committee Report

        In connection with Magna's Consolidated Financial Statements and Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A") for the fiscal year ended December 31, 2008, the Audit Committee has:

  •
  reviewed and discussed with senior Management and the independent Auditor the audited Consolidated Financial Statements and MD&A, together with the Annual Information Form in respect of 2008 and other forms and reports required to be filed with applicable Canadian securities commissions, the SEC and the applicable stock exchanges in respect of the fiscal year ended December 31, 2008;

  •
  discussed with the independent Auditor the matters required to be discussed by the Canadian Institute of Chartered Accountants Standard 5751 (Communications with Those Having Responsibility for the Financial Reporting Process) ("CICA Standard 5751") and the American Institute of Certified Public Accountants Statement on Auditing Standards No. 114 (The Auditor's Communication with Those Charged with Governance) as amended;

  •
  received and reviewed with the independent Auditor the written disclosures and related letter from the independent Auditor required by CICA Standard 5751 and Public Company Accounting Standards Board (United States) ("PCAOB") — Rule 526 (Communication with Audit Committees Concerning Independence) and discussed with the independent Auditor the independence of the independent Auditor as Magna's auditor; and

  •
  reviewed with the independent Auditor its Audit Report on the Consolidated Financial Statements as well as its Report on Internal Controls Under Standards of the PCAOB.

        Management is responsible for the preparation and presentation of Magna's financial statements, the financial reporting process and the development and maintenance of its systems of internal accounting and administrative cost controls. Ernst & Young LLP is responsible for performing an independent audit on and issuing its reports in respect of Magna's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the PCAOB, and the effectiveness of Magna's internal controls over financial reporting, in accordance with the standards of the PCAOB. The Audit Committee's responsibility is to monitor and oversee these processes in accordance with its Charter and applicable law.

        Based on these reviews and discussions, including review of the independent Auditors' Audit Report and Report on Internal Controls, the Audit Committee has recommended to the Board, and the Board has approved: the inclusion of the audited Consolidated Financial Statements in Magna's Annual Report; the MD&A; the Annual Information Form in respect of 2008; and the other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and the applicable stock exchanges in respect of the fiscal year ended December 31, 2008.

        This Audit Committee report is dated as of March 23, 2009 and is submitted by the Audit Committee of the Board:

Donald Resnick (Chairman)	Louis E. Lataif	Lawrence D. Worrall

Corporate Governance and Compensation Committee

        The CGCC consists of three Independent Directors: Michael D. Harris (Chairman), Lady Barbara Judge and Donald Resnick. In addition, a fourth Independent Director, Klaus Mangold, served as a member of the CGCC until March 9, 2009.

        The CGCC provides assistance to the Board by:

  •
  developing our system of corporate governance;

  •
  monitoring compliance with applicable corporate governance requirements;

  •
  assessing the Board's effectiveness in governance matters;

  •
  generally making recommendations to the Board with respect to corporate governance;

  •
  reviewing and making recommendations to the Board with respect to compensation for Executive Management, as well as incentive and equity compensation generally;

  •
  administering certain aspects of our stock option plan and employee pension plans; and

  •
  making recommendations to Management with respect to management succession planning.

        The CGCC met nine times in 2008 and met without Management present at all of those meetings.

Director Compensation

        We review the competitiveness of compensation for our Independent Directors every two years. The current schedule of retainers and fees payable to our Independent Directors was approved by the Board effective January 1, 2008.

Annual retainer (total)	$150,000
Cash: $60,000
Deferred Share Units: $90,000
Lead Director annual retainer	250,000
Committee members annual retainer	25,000
Committee Chairman annual retainer
Audit	25,000
Corporate Governance and Compensation	25,000
Health and Safety and Environmental	10,000
Special Committees	25,000
Per meeting fee	2,000
Written resolutions	400
Additional services (per day)	4,000
Travel days	4,000

Director stock options
On appointment or election and following each five years of service	5,000 options

        All retainers are paid quarterly in advance and all other fees quarterly in arrears. Refer to "Deferred Share Units" for a description of the Deferred Share Units ("DSUs"). Employee directors are not paid any retainers or fees and are not granted any director stock options. Mr. Stronach is paid $200,000 each year as Chairman of the Board, but does not receive any other retainers or fees in this capacity, nor is he granted any director stock options.

        The following table sets forth a summary of all compensation earned by our non-employee Directors during the year ended December 31, 2008.

Name	Fees earned ($)	Share- based awards(1) ($)	Option- based awards ($)	Non-equity incentive plan compensation ($)	Pension value ($)	All other compensation(2) ($)	Total ($)

Erik E. Eberhardson	26,670	21,520	39,350(3)	NIL	NIL	90	87,630
Michael D. Harris	NIL	575,700	68,250(4)	NIL	NIL	25,790	669,740
Lady Barbara Judge	NIL	274,200	NIL	NIL	NIL	2,930	277,130
Louis E. Lataif	151,800	90,000	NIL	NIL	NIL	1,340	243,140
Klaus Mangold	181,200	90,000	NIL	NIL	NIL	4,660	275,860
Donald Resnick	269,950	90,000	NIL	NIL	NIL	3,420	363,370
Franz Vranitzky	118,800	90,000	NIL	NIL	NIL	3,020	211,820
Gregory C. Wilkins	NIL	168,800	NIL	NIL	NIL	1,830	170,630
James D. Wolfensohn	NIL	182,800	NIL	NIL	NIL	2,240	185,040
Lawrence D. Worrall	189,500	90,000	NIL	NIL	NIL	2,630	282,130

Notes:

(1)
Consists of retainers and fees allocated to DSUs pursuant to the DSU Plan (as defined under "Deferred Share Units").

(2)
Consists of dividends on DSUs, credited in the form of DSUs.

(3)
On December 1, 2008, 5,000 director stock options were granted to Mr. Eberhardson at an exercise price of C$35.75 per share, upon Mr. Eberhardson becoming an Independent Director following the exit of Russian Machines from its strategic alliance with Magna. The value shown represents the grant date fair value determined using the Black-Scholes-Merton model. Refer to "Director Stock Options".

(4)
On January 8, 2008, 5,000 director stock options were granted to Mr. Harris at an exercise price of C$74.50 per share, following completion of five years of service as an Independent Director. The value shown represents the grant date fair value determined using the Black-Scholes-Merton model. Refer to "Director Stock Options".

Director Stock Options

        To more closely align the interests of Independent Directors with our shareholders, pursuant to our Amended and Restated Incentive Stock Option Plan (the "Plan"), each of the Independent Directors is entitled to receive a grant of options to purchase 5,000 Magna Class A Subordinate Voting Shares upon appointment or election to the Board. Each Independent Director is also entitled to receive an additional grant of options to purchase 5,000 Magna Class A Subordinate Voting Shares on the completion of each five year period of continuous service. Vesting under the Plan takes place as to 1,000 Magna Class A Subordinate Voting Shares on the date of the option grant and 1,000 Magna Class A Subordinate Voting Shares on each anniversary of the date of the option grant.

Deferred Share Units

        We maintain a Non-Employee Director Share-Based Compensation Plan (the "DSU Plan") which governs the portion of the annual retainer which is deferred in the form of DSUs and also allows for the deferral of up to 100% of an Independent Director's total annual cash remuneration from Magna (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees), at specified levels elected annually by each director.

        Effective as of January 1, 2008, 60% of the annual retainer for all of the Independent Directors became automatically payable in the form of DSUs.

        The amounts deferred in the DSU Plan are reflected in DSUs allocated under the DSU Plan. These DSUs are notional units, the value of which reflects the market price of Magna Class A Subordinate Voting Shares at the time that the amounts credited to a director's DSU Account become payable. The value of a DSU will increase or decrease along with the market price of Magna Class A Subordinate Voting Shares. The DSU Plan also takes into account any dividends paid on Magna Class A Subordinate Voting Shares. All DSUs are fully vested on the date allocated to an Independent Director under the DSU Plan.

        At December 31, 2008, all of our Independent Directors participated in the DSU Plan with respect to their annual share-based retainer and, in certain cases, with respect to their other retainers and fees. Aggregate DSU balances as of December 31, 2008 were as follows:

Name	DSUs (#)

Erik E. Eberhardson	1,250
Michael D. Harris	30,073
Lady Barbara Judge	6,002
Louis E. Lataif	2,510
Klaus Mangold	6,107
Donald Resnick	4,187
Franz Vranitzky	3,860
Gregory C. Wilkins	4,107
James D. Wolfensohn	4,633
Lawrence D. Worrall	3,546

Outstanding Option-Based Awards

        Outstanding option-based awards for each of our Independent Directors as of December 31, 2008 were as follows:

Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date (MM/DD/YY)	Value of unexercised in-the-money options(1) ($)

Erik E. Eberhardson	5,000	C35.75	12/31/2015	5,000
Michael D. Harris	5,000 5,000	C82.65 C74.50	12/31/2012 12/31/2014	NIL
Lady Barbara Judge	5,000	C95.96	12/31/2013	NIL
Louis E. Lataif	5,000	84.31	12/31/2013	NIL
Klaus Mangold	5,000	C105.19	12/31/2013	NIL
Donald Resnick	5,000 5,000	C63.02 C85.75	12/31/2009 12/31/2011	NIL
Franz Vranitzky	5,000 5,000	C63.02 C85.75	12/31/2009 12/31/2011	NIL
Gregory C. Wilkins	5,000	C95.96	12/31/2013	NIL
James D. Wolfensohn	5,000	C95.96	12/31/2013	NIL
Lawrence D. Worrall	5,000	C83.52	12/31/2011	NIL

Notes:

(1)
Determined using the December 31, 2008 closing prices of Magna Class A Subordinate Voting Shares on the TSX (C$36.75) or NYSE ($29.93), as applicable.

Incentive Plan Awards — Value Vested During the Year

        The values of option-based and share-based awards which vested in the year ended December 31, 2008, are set forth below:

Name	Option-based awards — Value vested during the year(1) ($)	Share-based awards — Value vested during the year(2) ($)

Erik E. Eberhardson	NIL	21,520
Michael D. Harris	NIL	575,700
Lady Barbara Judge	NIL	274,200
Louis E. Lataif	NIL	90,000
Klaus Mangold	NIL	90,000
Donald Resnick	NIL	90,000
Franz Vranitzky	NIL	90,000
Gregory C. Wilkins	NIL	168,800
James D. Wolfensohn	NIL	182,800
Lawrence D. Worrall	NIL	90,000

Notes:

(1)
Represents the difference between: (a) the closing market price of Magna Class A Subordinate Voting Shares on the applicable vesting date; and (b) the applicable option exercise price.

(2)
Represents the value of retainers and fees allocated to DSUs.

Securities Maintenance Requirement

        Independent Directors are subject to a securities maintenance requirement with respect to Magna Class A Subordinate Voting Shares. The securities maintenance requirement for Independent Directors is three times their annual retainer ($450,000 for 2008). Compliance with the Director share maintenance requirement is determined as follows:

Total Number of Magna Class A Subordinate Voting Shares and DSUs

Average of daily closing prices on NYSE of Magna shares over prior 3 calendar years

        New directors are entitled to a period of five years in which to accumulate Magna Class A Subordinate Voting Shares and/or DSUs with such a value. Refer to "Business of the Annual Meeting — Board of Directors" which discloses the number of Magna Class A Subordinate Voting Shares, Class B Shares, DSUs and Director stock options held by each Independent Director and the total value of all such securities as of the Record Date.

CORPORATE GOVERNANCE PRACTICES

        Magna has adopted certain structures, policies and procedures, in addition to its Corporate Constitution, to ensure that effective corporate governance practices are followed and the Board functions independently of Management. The Statement of Corporate Governance Practices contained in Appendix A describes Magna's approach to corporate governance, with specific reference to Magna's Corporate Constitution, which reflects Magna's historical commitment to effective corporate governance since its adoption in 1984, as well as to the applicable regulatory requirements, including the NYSE Listing Standards and governance guidelines reflected in National Policy 58-201 — Corporate Governance Guidelines.

 COMPENSATION DISCUSSION AND ANALYSIS

        We maintain a unique entrepreneurial corporate culture which encourages productivity, ingenuity and innovation and seeks to align the interests of employees, management and shareholders. Our corporate culture is reflected in our Corporate Constitution, which forms part of our articles of incorporation. The Corporate Constitution seeks to balance the interests of employees, management and shareholders, including by defining the rights of:

  •
  employees to participate in our profits and growth through employee equity sharing and profit participation;

  •
  management to participate in our profits and growth through variable incentive compensation based on direct profit sharing; and

  •
  investors to participate in our profits and growth through dividends and minimum profit performance.

        We believe that these elements of our Corporate Constitution have been essential to our ability to attract, retain and motivate skilled, entrepreneurial employees at all levels, our long-term financial success and the creation of long-term shareholder value.

        The CGCC is responsible for reviewing and making recommendations to the Board with respect to direct, indirect and incentive compensation, benefits and perquisites for our Corporate Management. In the course of its work, the CGCC considers and applies the Corporate Constitution, together with other historical operating philosophies and policies which seek to align the interests of management and shareholders and to create shareholder value, including:

  •
  direct profit participation (variable incentive bonuses);

  •
  mandatory stock ownership; and

  •
  the use of equity-based compensation.

        In reviewing and making recommendations to the Board with respect to executive compensation, the CGCC also considers Magna's financial and operating performance, shareholder return and various other factors discussed under "Determination of Amounts of Compensation". The Board retains final authority to accept (with or without modification) or reject any recommendations of the CGCC.

        The CGCC operates pursuant to a written charter, a copy of which is available on our website (www.magna.com) under "Corporate Governance". The CGCC's Charter mandates a committee composed of between three and five directors, none of whom are employees of Magna and a majority of whom are independent. The CGCC currently consists of three directors, all of whom are independent. The CGCC has the authority to retain outside compensation, legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.

        In the discussion which follows, we use the term "Named Executive Officers" to refer to our Chairman, Co-Chief Executive Officers, Executive Vice-Chairman, Chief Financial Officer and our Chief Operating Officer, Exteriors and Interiors. We use the term "Executive Management" to refer to our Named Executive Officers other than our Chairman.

  Compensation Program Overview

        Our Chairman is not employed by us. Magna and certain of its subsidiaries are parties to consulting and business development agreements with our Chairman and certain associated entities. Refer to "Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Management Contracts" for details relating to these agreements.

        Our compensation program for members of Executive Management generally consists of three core elements: a base salary, an annual variable incentive bonus, which is directly tied to our profits, and long-term incentives.

Short-Term		Medium-Term	Long-Term
Base Salary	Annual Variable Incentive Bonus (Profit Participation Allocation)		Long-Term Incentives
	Cash	Restricted Stock Units	Stock Options	Restricted Shares
Generally at or below industry standards	2/3 of annual profit-sharing allocation	1/3 of annual profit- sharing allocation	Term: 7-10 yrs Vesting: 3-7 yrs	Qualifying Period: 3-5 yrs Release Period: 10 yrs
Cash		Non-Cash

        As discussed further under "Elements of Compensation", the substantial majority of executive compensation is normally "at risk", reflecting our pay for performance philosophy. Base salaries, benefits and perquisites have historically been nominal, with base salaries for Executive Management being lower than those of many of the positions that report to them. The primary focus of the compensation program has historically been on the annual variable incentive bonus which is directly linked to corporate profitability and is entirely "at risk". The secondary focus of the compensation program has been on long-term incentives; however, the value of such incentives is not guaranteed and is linked to Executive Management's ability to deliver long-term value for the benefit of all shareholders. Additionally, restricted shares, one of our long-term incentive tools, are subject to forfeiture if the non-competition or other conditions are breached. We do not provide a pension plan for members of Executive Management, nor do we offer change of control protection or any extraordinary severance benefits. Provided that Executive Management performs well, as measured by corporate profitability, they will be well compensated in relation to key competitors in our industry and other companies in our comparator group. As discussed under "Compensation Benchmarking", total compensation for our Executive Management in 2008/2009 has been targeted at approximately the 75th percentile with respect to total compensation for our comparator group.

        In exceptional circumstances, the high variability inherent in our executive compensation program may require the CGCC to consider discretionary adjustments or other actions to ensure that the underlying objectives of our program continue to be met. In recognition of the impact of the extraordinary economic and industry circumstances which became apparent in the second half of 2008 and continue into 2009, the CGCC made some modifications to our executive compensation on an exceptional basis for 2008 and 2009, as discussed under "2008/2009 Changes to Executive Compensation Program", in order to ensure such consistency with the objectives underlying our program.

Objectives of Our Executive Compensation Program

        Our executive compensation program has been structured to achieve the following goals:

  •
  attract and retain a highly skilled, entrepreneurial, global executive team;

  •
  appropriately recognize and reward collective and individual contribution to our success by Executive Management;

  •
  motivate Executive Management to deliver consistent growth in profitability to create long-term shareholder value;

  •
  directly link executive compensation to corporate performance, as measured by corporate profitability;

  •
  minimize fixed compensation costs and maximize the extent to which financial rewards are obtained through profit participation and long-term incentive compensation;

  •
  align the interests of our executive team with the interests of our shareholders through significant equity exposure in the form of restricted shares, restricted stock units ("RSUs") and stock options; and

  •
  ensure that we deliver a package of total compensation which is competitive when compared to an appropriate comparator group of companies with global businesses.

        At times, compensation-related actions may require that one of the above objectives be given precedence over another. In these circumstances, the CGCC will generally give priority to the objective of attracting, retaining and motivating management, in recognition of the fact that this is most likely to lead to long-term value creation for shareholders and, conversely, that the inability to retain key management talent could harm our ability to create long-term shareholder value, particularly if a key member of management joins a competitor after expiration of applicable non-competition restrictions.

Determination of Amounts of Compensation

Determination of Compensation of Executive Management

        The CGCC reviews the compensation of our Executive Management on an annual basis to ensure that our executive compensation practices remain consistent with the underlying objectives of our compensation program. In the course of this annual review, the CGCC reviews and considers a variety of factors, including:

  •
  operational and compensation philosophies developed since our founding, such as the emphasis on entrepreneurialism, decentralization and profit sharing;

  •
  the Corporate Constitution;

  •
  the alignment of management, employee and shareholder interests to create long-term shareholder value;

  •
  corporate performance;

  •
  compensation and performance-related benchmarking data;

  •
  the recommendations of our Co-Chief Executive Officers with respect to other members of Executive Management;

  •
  the advice and recommendations of the CGCC's independent compensation consultants; and

  •
  the advice and recommendations of the CGCC's independent legal counsel.

        The CGCC does not rely solely on any one factor in determining the appropriateness of compensation levels, compensation mix or any proposed changes to executive compensation.

        Since base salaries generally have not been increased from year to year, the amount of the annual variable incentive bonus is a specified percentage of Pre-Tax Profits Before Profit-Sharing (as defined in the Corporate Constitution) and long-term incentives are not awarded or granted pursuant to annual award or grant programs, the key elements to be decided by the CGCC from time to time under our executive compensation program relate to:

  •
  the initial establishment of, or subsequent changes to, the respective profit participation allocations of each member of Executive Management;

  •
  the determination of the amounts to be paid in the form of long-term incentives from time to time; and

  •
  in exceptional circumstances, the exercise of discretion to ensure that the underlying objectives of our executive compensation program continue to be met.

        The profit participation allocations of the individual members of Executive Management are intended to reflect:

  •
  their respective contributions to our historic and continued operating and financial success;

  •
  their ability to affect our strategic, operational and financial results; and

  •
  the levels of compensation needed to attract, retain and motivate skilled executives in comparable positions.

        Following the CGCC's annual review of and recommendations with respect to executive compensation for members of Executive Management, the Independent Directors consider and, if deemed to be in the best interest of Magna, approve the terms of such compensation. Refer to "2008/2009 Changes to Executive Compensation Program" for information on the compensation program changes approved by the Independent Directors in respect of 2008 and 2009.

Determination of Compensation of Our Founder

        The compensation of our Chairman, Mr. Stronach, reflects his special position as founder and architect of our unique, entrepreneurial corporate culture. Until February 1994, almost all of Mr. Stronach's compensation had been in the form of annual variable incentive compensation paid to him as part of Corporate Management. As part of our global expansion strategy, Mr. Stronach moved to Europe in early 1994 with the goal of replicating our North American capabilities in Europe. For Magna's most recent fiscal year prior to his move, Mr. Stronach had received annual incentive bonus compensation equal to 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). At the time of his move to Europe, new arrangements were entered into by certain of our European subsidiaries, initially with Stronach & Co. ("SCo") and later with Mr. Stronach as well, under which SCo and Mr. Stronach provided business development and business consulting services, including the coordination of global strategies, to certain of our European subsidiaries in exchange for annual fees paid by the contracting European subsidiaries. The CGCC initially reviewed these arrangements in fiscal 1994 and subsequently reviewed the fees on an annual basis. The CGCC also reviewed all amendments to, extensions of and replacements for the arrangements that have occurred since 1994, primarily as a result of various corporate reorganizations. Although these annual fees are not part of the incentive bonus compensation available to Corporate Management under the Corporate Constitution, these fees and those paid to Mr. Stronach have continued to annually approximate 3% of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) and, if combined with the incentive bonus compensation paid to Corporate Management, have not exceeded on an annual basis 6% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) that is available to Corporate Management under the Corporate Constitution.

        In 2004, the CGCC recommended that the foregoing arrangements be continued, but revised to reflect a direct linkage to our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) and to have a portion of the fees paid in North America. Accordingly, the CGCC recommended at that time that the annual fees be set so that they aggregated 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for 2004 (of which a minimum $1.5 million would be payable to Mr. Stronach personally for services provided to certain subsidiaries in Austria) and that the fees paid under these arrangements together with the total annual variable incentive compensation paid to Corporate Management not exceed 6% of the Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) that is available for incentive bonus compensation to Corporate Management under the Corporate Constitution. The CGCC also recommended at that time that approximately one-third of the total fees for 2004 be payable by Magna to Stronach Consulting Corp. ("SCC"), an Ontario corporation controlled by Mr. Stronach, for various business services, including the coordination of global strategies provided to us and our affiliates in North America and elsewhere outside Europe. By changing the aggregate annual fees payable to SCo, SCC and Mr. Stronach from a fixed amount to a specified profit participation, the fees for 2004 were tied directly to our future profitability, consistent with the variable incentive compensation philosophy set out in the Corporate Constitution.

        During its review of these arrangements in respect of 2005, the CGCC concluded that the arrangements implemented in 2004 should be continued, with an increase in the annual fee payable to Mr. Stronach personally in Austria to $2.3 million, subject to the provision that if the total fees payable under the business development and consulting arrangements in respect of 2005 were to exceed 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for 2005 by reason of the minimum fee payable to Mr. Stronach directly for services provided to certain Austrian subsidiaries, Mr. Stronach would receive only a total of 3%. In subsequent annual reviews, the CGCC approved the continuation of these arrangements for each of 2006 and 2007.

        During its annual review of these arrangements in respect of 2008, the CGCC considered the continuing significant and strategic value to Magna of the services performed by and continuing to be performed by SCo, SCC and Mr. Stronach directly, including:

  •
  the identification of new Chief Operating Officers;

  •
  continued leadership in developing positive union relationships in North America, including the implementation of the Framework of Fairness in Canada with the CAW and continued interaction with the UAW;

  •
  activities relating to the establishment and future expansion of Magna's business in Russia;

  •
  product innovation, including new vehicle and "green" concepts; and

  •
  other strategic advisory services.

        Subsequently, during its annual review of the consulting and business development arrangements in respect of 2009, the CGCC concluded that the arrangements which it had previously considered and approved in respect of 2008 should be continued in respect of the period from January 1 to December 31, 2009. The CGCC considered the continuing significant and strategic value to Magna of the services performed by and continuing to be performed by SCo, SCC and Mr. Stronach directly, including:

  •
  direct involvement in product innovation, including programs relating to the development and commercialization of a battery electric vehicle, as well as other technologies based on alternative propulsion systems;

  •
  involvement with staffing of senior management of our operating groups;

  •
  activities relating to the management of Magna's liquidity and finances, as well as cost reduction initiatives;

  •
  continued leadership in the promotion of positive union relationships in Canada and the U.S., including through continued implementation of the Framework of Fairness in Canada with the CAW and continued positive interaction in the U.S. with the UAW; and

  •
  other strategic advisory services.

        In its annual reviews of these arrangements in respect of each of 2008 and 2009, the CGCC recognized that Mr. Stronach continued to have business activities unrelated to Magna, but that those activities do not detract from the quality and value of his ongoing contribution to Magna as he continues to make himself available whenever required to carry out the services provided by SCo, SCC and himself to us and our affiliates. As a result, profit continued to be the sole measure of performance which was appropriate considering the nature of our business and the automotive components industry and was consistent with our historical approach to incentive compensation. For these reasons, in respect of each of 2008 and 2009, the CGCC considered the arrangements with SCo, SCC and Mr. Stronach to be fair and in the best interests of Magna and that the fees continue to be justified by the value of the services provided. Following the recommendations of the CGCC in respect of each of 2008 and 2009, these arrangements were unanimously approved by the Independent Directors as being fair and in the best interests of Magna.

Determination of Long-Term Incentives

        Long-term incentives awarded or granted to Executive Management from time to time are determined on a case-by-case basis as needed to ensure long-term retention, promote equity ownership and exposure, to ensure competitiveness of compensation and to further align the interests of Executive Management with the long-term interests of shareholders.

Exercise of Discretion

        We believe that the relative simplicity, objectivity and transparency of our executive compensation program is highly desirable however, in exceptional circumstances, the CGCC may need to exercise discretion on a case-by-case basis to ensure that the underlying objectives of our program continue to be met. The CGCC's approach in this regard is consistent with the discretion exercised by Executive Management and other senior managers with respect to the compensation of profit participators at other levels of the company. For example, Executive Management believes that a manager who is performing well and taking appropriate corrective actions to address underperformance for which he or she was not responsible, should have his or her compensation adjusted (to the extent it is uncompetitive) on a discretionary basis where profitability is not a fair measure of the individual's contribution. As discussed under "2008/2009 Changes to Executive Compensation Program", the CGCC exercised its discretion to address the impact to executive compensation of the extraordinary economic and industry circumstances which adversely affected corporate profitability in 2008 and continue to do so in 2009.

Compensation Consultants

        In its review of executive compensation in respect of 2008 and 2009, the CGCC retained Towers Perrin Inc. ("Towers Perrin") to conduct a review of total compensation arrangements for Executive Management, including the provision of independent advice with respect to the competitiveness of the proposed changes in relation to the comparator group discussed below.

        Towers Perrin also provides us pension and benefits related advisory services from time to time. Towers Perrin's executive compensation advisors are not involved in the provision of pension and benefits advisory services and their pension and benefits advisors are not involved in the provision of executive compensation advisory services. The compensation paid to Towers Perrin for executive compensation advisory services is not tied to their pension and benefits advisory services. We paid Towers Perrin the following fees in or in respect of services provided in 2008:

Executive Compensation	All Other Advisory Services

$82,540(1)	$209,280(2)

Notes:

      (1)
      Converted from C$101,073 to U.S. dollars based on the Bank of Canada noon spot rate on December 31, 2008.

      (2)
      Representing: (a) C$132,868 converted to $108,499 based on the Bank of Canada noon spot rate on December 31, 2008, in respect of various Canadian pension and retirement benefits related advisory services, and (b) $100,784 in respect of U.S. pension and retirement benefits advisory services.

Compensation Benchmarking

        In the course of the CGCC's review of executive compensation in respect of 2008 and 2009, the compensation of Executive Management was benchmarked against a comparator group consisting of the following automotive suppliers and other companies:

Alcan Inc.	Hayes Lemmerz International Inc.
American Axle & Mfg., Inc.	Honeywell International Inc.
ArvinMeritor Inc.	Johnson Controls Inc.
Autoliv Inc.	Lear Corp.
BCE, Inc.	Navistar International Corp.
BorgWarner Inc.	Nortel Networks Ltd.
Bombardier Inc.	Paccar Inc.
Canadian National Railway Co.	PPG Industries Inc.
Caterpillar Inc.	Quebecor Inc.
Cooper Tire & Rubber Co.	Rockwell Automation Inc.
Cummins Inc.	Tenneco Inc.
Dana Holding Corp.	Textron Inc.
Delphi Corp.	TRW Automotive Holdings Corp.
Eaton Corp.	United Technologies
Goodyear Tire & Rubber Co.	Visteon Corp.

        For purposes of the 2008/2009 executive compensation review, the comparator group was not changed from 2007 in order to allow for consistent comparison. In light of the deteriorating financial condition of a number of companies in the comparator group due to current economic and automotive industry conditions, the CGCC intends to revisit the appropriateness of the comparator group in connection with its next annual compensation review.

        Direct comparisons with comparator group companies can be difficult to make since our executive compensation program remains unique. Generally, our executive compensation program has been structured to ensure that total compensation for Executive Management will be above the median for that of companies in our comparator group. Typically, under our executive compensation program:

  •
  base salaries are positioned below the 25th percentile;

  •
  total cash compensation is positioned at or above the 75th percentile; and

  •
  total compensation is positioned at or above the 75th percentile.

        In connection with the CGCC's 2008/2009 executive compensation review (discussed further under "2008/2009 Changes to Executive Compensation Program"), the CGCC targeted 2008 total compensation for our top five most highly compensated officers excluding Mr. Stronach at the 75th percentile in relation to our automotive supplier peers within the comparator group. With respect to 2009 compensation, in light of economic uncertainty and a lack of visibility into 2009 compensation within the comparator group, the CGCC requested Towers Perrin's best estimate of the potential range of aggregate top five officer base salaries, total cash compensation and total compensation for the nine automotive suppliers in the comparator group. The CGCC then targeted 2009 total compensation for our top five most highly compensated officers excluding Mr. Stronach at the 75th percentile of the estimated range of top five officers, although the CGCC approached the allocation of such compensation between fixed and variable on a different basis than Towers Perrin estimated for the comparator group for the reasons discussed under "2008/2009 Changes to Executive Compensation Program".

Performance Goals

        Since our regular executive compensation program is based on direct profit participation, we do not utilize performance goals in determining incentive compensation. Profit participation by Executive Management normally starts from the first dollar of Pre-Tax Profit Before Profit Sharing (as defined in our Corporate Constitution) to maximize Executive Management's incentive to generate profits for the long-term benefit of shareholders. Recognition of individual performance is achieved in part through differentiation of profit participation allocations and long-term incentives; however, consistent with our Chairman and founder's view of Executive Management as a "partnership", our executive compensation program is weighted towards recognition of the performance of Executive Management as a team.

Elements of Compensation

        The elements of our regular executive compensation program have been structured in a way to maximize the incentive to generate consistent profitability and long-term profit growth. Base salaries are nominal and thus do not provide a significant level of fixed income, while the variable incentive bonus is entirely "at risk", resulting in the potential for fluctuation in compensation from year to year. As a result, our executive compensation program motivates Executive Management to emphasize: (a) consistent profitability to ensure stable levels of annual compensation and (b) long-term growth in profitability to achieve long-term compensation growth. Since we do not provide an executive retirement program, long-term incentives serve to provide a source of retirement equity; however, the value of such incentives is directly linked to Executive Management's ability to create long-term shareholder value. Finally, Executive Management receives a benefits package which is substantially the same as that of other employees in the same jurisdiction, as well as minimal perquisites, in order to ensure that Executive Management's compensation is attained primarily through direct profit participation with minimal "leakage" in the form of benefits and perquisites.

        Details relating to the elements of our compensation structure are described further below. In addition, refer to the discussion of the modifications made on an exceptional basis to our regular executive compensation program in respect of 2008 and 2009 compensation in order to ensure the underlying objectives of our executive compensation program continue to be met. These changes are discussed under "2008/2009 Changes to Executive Compensation Program".

Base Salaries:
We have historically paid nominal base salaries which are at levels significantly below those for comparable positions within a comparator group of North American companies which have global businesses. Base salaries have not historically been increased on an annual basis and were last increased to current levels in 2000.
Base salaries for our Named Executive Officers in 2008 were as follows:

Name	Base Salary ($)

Frank Stronach, Chairman	200,000(1)
Donald J. Walker, Co-Chief Executive Officer	110,500
Siegfried Wolf, Co-Chief Executive Officer	100,000
Belinda Stronach, Executive Vice-Chairman	110,500
Vincent J. Galifi, Executive Vice-President and Chief Financial Officer	110,500
Tom Skudutis, Chief Operating Officer, Exteriors and Interiors	110,500

Notes:
(1)
Mr. Stronach is not employed by us. The amount shown represents compensation for service as Chairman of the Board. Mr. Stronach, SCo and SCC are parties to the consulting and business development agreements described under "Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Management Contracts".

The $10,500 difference in base salary for the Co-Chief Executive Officers reflects the value of a company vehicle which Mr. Wolf is entitled to use, as discussed under "Benefits and Perquisites".
Annual Variable Incentive Bonuses:
Annual variable incentive bonuses are calculated on the basis of specified percentages of our Pre-Tax Profits Before Profit Sharing (as defined in our Corporate Constitution). The Corporate Constitution limits aggregate profit participation paid and payable to "Corporate Management" (as defined in the Corporate Constitution) in respect of any fiscal year to a maximum of 6% of Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for such year.
For purposes of the Corporate Constitution, "Corporate Management" means:
	•	our chief executive officer(s);
	•	chief operating officer;
	•	chief marketing officer;
	•	chief administrative officer; and
	•	any other individual designated by Corporate Management to be a member of Corporate Management.

Although annual fees paid to associates of our Chairman are not technically part of the incentive compensation available to Corporate Management under the Corporate Constitution, such fees have not exceeded (and, since 2005, have been limited to) 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) and, when combined with the incentive compensation paid to Corporate Management, have not exceeded (and, since 2005, have been limited to) 6% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). Refer to "Determination of Amounts of Compensation — Determination of Compensation of Our Founder" for additional information.
"Pre-Tax Profits Before Profit Sharing" is calculated by taking our Net Income or Net Loss as set forth in our audited consolidated statement of income/loss and adjusting it to:
	•	deduct extraordinary gains or gains arising from the disposal of existing businesses or fixed assets; and
	•	add back the provisions for income taxes and minority interests or to deduct the recoveries for income taxes and minority interests;
in each case, as set forth in our audited income statement, and further adjusting to:
	•	add back amounts deducted in calculating the amounts allocated, distributed or deducted in respect of:

•	our Employee Equity Participation and Profit Sharing Plan for participating/non-participating employees in accordance with their respective entitlements under such plan; and
•	our obligations under our Employee Pension Plan.

The definition of "Pre-Tax Profits Before Profit Sharing" in the Corporate Constitution results in asset impairments and restructuring charges reducing the compensation paid to Executive Management. Consistent with our pay for performance philosophy, this linkage is generally viewed by the CGCC as desirable.

In 2008, profit participation allocations for our Named Executive Officers were as follows:

Name	Profit Participation

Frank Stronach	3.00%(1)
Donald J. Walker	0.75%
Siegfried Wolf	0.75%
Belinda Stronach	0.50%
Vincent J. Galifi	0.30%
Tom Skudutis	0.11%(2)

Total	5.41%

Notes:
(1)
This represents the percentage of our Pre-Tax Profits Before Profit-Sharing paid in the form of fees to Mr. Stronach, SCo and SCC, as discussed under "Determination of Amounts of Compensation — Determination of Compensation of Our Founder", "Summary Compensation Table" and "Management Contracts".
(2) Mr. Skudutis also receives a profit participation allocation in respect of the profits of Magna's Global Exteriors and Interiors operating group for which he is responsible.
The annual variable incentive bonus is generally paid to Executive Management as follows:
• 2/3 of the entitlement is paid in cash in, or in respect of, the year earned; and
• 1/3 of the entitlement is deferred compensation which is paid in the form of RSUs ("Incentive RSUs").

Incentive RSUs are fully vested when credited to an executive's RSU account. Incentive RSUs are automatically redeemed as of December 15 of the second year following the year in which the Incentive RSUs were credited (e.g. Incentive RSUs credited in 2007 will be redeemed as of December 15, 2009). To the extent that our share price has increased or decreased between the date of credit and the redemption date, the holder will realize either an increase or decrease (respectively) in the value of Incentive RSUs. The deferral of payment of Incentive RSUs serves to align management and shareholder interests over the medium term by linking executive compensation and shareholder returns.
Dividend equivalents on Incentive RSUs, if any, are paid quarterly in cash.

In the event a restatement of our financial statements occurs (other than by reason of a change of accounting policies), the applicable portion of the annual variable bonus must be refunded by the Named Executive Officers based on a recalculation of Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution).

As discussed under "2008/2009 Changes to Executive Compensation Program", in recognition of extraordinary and uncontrollable industry, economic and market conditions in 2008, Executive Management was paid in cash the portion of the annual incentive bonus which would ordinarily have been paid in Incentive RSUs.

As a result, the annual variable incentive bonus paid to each Named Executive Officer in 2008 was as follows:

Name	Incentive Bonus ($)

Frank Stronach	8,152,000(1)
Donald J. Walker	2,613,000
Siegfried Wolf	2,613,000
Belinda Stronach	1,742,000
Vincent J. Galifi	1,045,210
Tom Skudutis	383,240

Notes:
(1)
This amount represents fees paid to Mr. Stronach, SCo and SCC, as discussed further under "Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Management Contracts".
Outstanding Incentive RSUs credited to Executive Management in prior years were as follows as of December 31, 2008:

Name	Incentive RSUs (#)

Donald J. Walker	32,635
Siegfried Wolf	32,635
Belinda Stronach	16,181
Vincent J. Galifi	13,507

Long-Term Incentives:
We maintain long-term retention (restricted share) arrangements with most members of our Executive Management, under which restricted shares have been sold or awarded to the applicable executives. The goals of the restricted share arrangements are to:
	•	provide a tool for long-term retention for Magna;
	•	provide retirement equity for Executive Management;
	•	facilitate significant share ownership and equity exposure; and
	•	enhance Executive Management's incentive to create long-term shareholder value.

The restricted share arrangements involve a purchase by us of our Class A Subordinate Voting Shares on the open market. In most cases, these shares are then awarded to an executive at no purchase cost to the executive, but subject to various restrictions applicable during qualifying and release periods. In some cases, restricted share arrangements have involved the payment of a bonus to the executive, which was used to purchase the restricted shares from us at the discounted value. In either case, the restricted shares vest immediately on award.

The value of the restricted shares to the executive is based on a discounted value which reflects the nature of the restrictions and the lengths of the qualifying and release periods. The applicable discount is based on a valuation performed by an independent, arm's length valuator. PricewaterhouseCoopers LLP has performed the valuations in respect of each award or sale of restricted shares to date. The discounted value of the restricted shares is included in the applicable executive's income for income tax purposes. We do not provide an income tax gross-up in respect of the restricted shares.

Our restricted share arrangements generally involve a three to five year qualifying period, followed by a ten year release period during which the restricted shares are released in approximately equal numbers. Qualification and release of the restricted shares is subject to satisfaction of specified terms and conditions, which typically include:
•	continued employment with Magna through the qualifying period;
•	at any time while employed by Magna, capital expenditures of Magna not exceeding a specified amount without prior Board approval;
•	non-competition and compliance with confidentiality restrictions; and
•	devotion of full time and attention to Magna's business.
No restricted shares were awarded or sold to any Named Executive Officer in 2008, except as follows:

Name	Number	Value

Tom Skudutis	30,188	$1,096,040(1)

Notes:
(1) Refer to Note 17 to "Summary Compensation Table" for detail as to the method by which this value was determined.
Aggregate unreleased restricted shares awarded to, or purchased by, members of Executive Management were as follows as of December 31, 2008:

Name	Restricted Shares (#)

Donald J. Walker	146,037
Siegfried Wolf	302,904
Vincent J. Galifi	61,704
Tom Skudutis	57,133(1)

Notes:
(1) Includes the 30,188 restricted shares awarded to Mr. Skudutis in 2008.

We also maintain an incentive stock option program, pursuant to which stock options are granted from time to time, typically with an option term of seven to ten years and a vesting period of three to seven years. Our stock options serve as a retention tool over the vesting period, as well as a method of further aligning management interests with those of shareholders.

Stock options are granted solely on the recommendation of the CGCC to the Board and on approval by the Board. In order to align the interests of Executive Management with the interests of shareholders, a specified portion of the net after-tax gain derived from any option exercise by a member of Executive Management must be taken into account as part of his or her share maintenance requirement.
Our stock option program is governed by the terms of our Amended and Restated Incentive Stock Option Plan, which is discussed in further detail under "Incentive Plan Awards — Stock Option Plan".

Benefits and Perquisites:	We maintain a standard benefit program, the terms of which vary by jurisdiction. Benefits payable to members of Executive Management are generally the same as those applicable to other employees in the same jurisdiction.

Aside from our standard benefits, we either reimburse or directly pay the life insurance premiums on insurance policies for three of our Named Executive Officers. Each of our Co-Chief Executive Officers and our Chief Financial Officer maintains a life insurance policy which entitles us to be paid the accumulated cash value and the applicable Named Executive Officer's specified beneficiaries to be paid the death benefit. In the case of Messrs. Walker and Galifi, the policies are maintained by them and we reimburse the premiums. In the case of Mr. Wolf, the policy was maintained by us at the time the premium was paid in 2008; we subsequently transferred the policy to him and will reimburse him for the applicable premium beginning in 2009. The amounts reimbursed or paid by us in respect of 2008 include an income tax gross-up and were as follows:

Name	Amount(1) ($)

Donald J. Walker	252,510
Siegfried Wolf	158,310
Vincent J. Galifi	91,210

Notes:
(1) Converted from Canadian dollars to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2008 of C$1.00 = US$0.8166.
A company vehicle is made available for the use of Mr. Wolf. The value of this perquisite is reflected in the lower base salary paid to Mr. Wolf as compared to Mr. Walker.
Members of Executive Management are also allowed limited personal use of corporate assets, including aircraft and facilities, pursuant to the terms and conditions of policies established by the CGCC.
Share Maintenance Requirements:	Each member of Executive Management is subject to a share maintenance requirement calculated as follows:
1/3 of cash compensation in excess of US$110,500 for each of last 3 fiscal years

Average of daily closing price on NYSE of Magna shares over last 3 fiscal years
Our Executive compensation program does not include any of the following elements:
Pension Plan:
While we maintain pension plans in certain jurisdictions for some of our employees, members of Executive Management are not entitled to participate in any such pension plan. Similarly, members of Executive Management are not entitled to participate in the Employee Equity Participation and Profit Sharing Plans which we maintain for some of our employees and which are funded through the allocation of 10% of qualifying Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution).
SERP:	We do not maintain any supplemental executive retirement plans.
Change of Control Protection:	We do not maintain change of control protection for our Executive Management.

Severance Program:	Employment contracts with our executives allow us to terminate their employment by providing 12 months prior written notice or paying a retiring allowance equal to the average of their annual base salary and variable incentive bonus and total compensation adjustment, if any, for the three full fiscal years ending immediately prior to the date of termination. We do not maintain an executive severance program which allows for severance above and beyond that contained in our executive employment contracts. Refer to "Termination and Change of Control Benefits" for additional information.

2008/2009 Changes to Executive Compensation Program

        While the automotive industry (particularly in North America) appeared headed towards a normal cyclical downturn in 2008 due to the impact of high oil prices and other factors, the rapid and unforeseen deterioration of the global economy triggered by the global banking and credit crisis in the second half of 2008 went significantly beyond normal industry cyclicality. A number of factors caused a precipitous drop in global automotive production and sales, leaving several major North American automobile manufacturers on the brink of bankruptcy and materially impacting even the most successful global automobile manufacturers. These factors included:

  •
  the seizure of global credit markets since September 2008, including the reduction in access to credit, particularly for vehicle financing; and

  •
  the deterioration of global housing and equity markets, resulting erosion of personal net worth and collapse of consumer confidence.

Committee Process

        In this economic context, the CGCC met six times between November 2008 and late February 2009 to consider the impact of the global downturn on our executive compensation program and its underlying objectives. At the outset of its review, the CGCC engaged in dialogue with our Co-Chief Executive Officers, who advised the CGCC that they were making compensation adjustments to the compensation of profit participators at other levels of the company, in order to ensure retention and motivation of critical managers. In the course of its review, the CGCC also:

  •
  engaged in discussions with other independent directors of the company, both during group discussions during the in camera sessions of Board meetings, as well as through one-on-one discussions;

  •
  considered the views of the Chairman of the Board, particularly with respect to the performance of Executive Management; and

  •
  retained and engaged in extensive discussions with its independent advisors — Towers Perrin, the CGCC's compensation consultants, and Fasken Martineau Dumoulin LLP, the CGCC's legal advisors.

        During its review, the CGCC reviewed and considered reports from Towers Perrin which provided detailed information concerning, among other things, compensation trends in light of current economic conditions and both historical and estimated compensation arrangements with respect to senior executives of various comparator group companies determined to be appropriate by the CGCC. The CGCC also sought the advice of its legal advisors as to various elements of some of the compensation proposals and alternatives considered, as well as the duties of the CGCC members in evaluating these proposals and alternatives. Finally, the CGCC reviewed an extensive range of publications from other compensation consultants, law firms, corporate governance advisors and others relating to executive compensation trends, the impact of current economic conditions on executive compensation, various compensation plan structuring considerations and related matters.

        In conducting its review, the CGCC considered a broad range of alternatives, ranging from making no adjustments to making "one-time" adjustments in recognition of the impact of current economic circumstances, to fundamentally altering our compensation system going forward. After lengthy deliberations, the CGCC determined that our compensation philosophy is fundamentally sound, has been a significant contributor to our historical success and is expected to contribute to our growth once economic conditions improve. Accordingly, the CGCC made the threshold decision that any adjustments to executive compensation should be made on a "one-time" basis for 2008 and 2009, rather than as a result of any fundamental change to our compensation structure. In arriving at this decision, the CGCC recognized that the severe economic downturn that had started in the late summer of 2008 was not a mere cyclical downturn. The CGCC was also guided by the approach employed by Executive Management in respect of profit participators at other levels in the company.

Committee Recommendations

        On February 23, 2009, following its extensive review and deliberations, the CGCC unanimously recommended to the Board, and the Independent Directors subsequently unanimously approved:

  •
  an adjustment to total compensation for 2008 (the "2008 Total Compensation Adjustment") and an adjustment to total compensation for 2009 (the "2009 Total Compensation Adjustment"), in each case for members of Executive Management. The 2008 Total Compensation Adjustment was paid in addition to base salaries and profit participation allocations. The 2009 Total Compensation Adjustment will be paid in addition to the base salaries; members of Executive Management will not receive any variable incentive bonus in 2009. The 2008 Total Compensation Adjustment and 2009 Total Compensation Adjustment for each member of Executive Management are as follows(1):

Name	2008 Total Compensation Adjustment ($)	2009 Total Compensation Adjustment(2) ($)

Donald J. Walker	2,800,000	4,200,000
Siegfried Wolf	2,800,000	4,200,000
Belinda Stronach	1,850,000	2,550,000(3)
Vincent J. Galifi	1,350,000	1,750,000
Tom Skudutis	1,400,000	1,350,000

      Notes:

    (1)
    No adjustment was made to the fees payable to Mr. Stronach, SCo or SCC pursuant to the consulting and business development agreements described under "Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Management Contracts".

    (2)
    In light of the determination to pay the 2009 Total Compensation Adjustment to each of the Named Executive Officers other than Mr. Stronach, none of these Named Executive Officers will be entitled to participate in our 2009 Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). Refer to "Determination of Amounts of Compensation — Determination of Compensation of Our Founder".

    (3)
    Effective January 1, 2009, Ms. Stronach provides business services to us pursuant to the business services agreement described under "Management Contracts". The amount shown, together with a fixed fee of $110,500, represents the fees payable thereunder.

  •
  a grant of options in 2009 to the Named Executive Officers as follows:

Name	No. of Options

Frank Stronach	275,000
Donald J. Walker	150,000
Siegfried Wolf	150,000
Belinda Stronach	100,000
Vincent J. Galifi	100,000
Tom Skudutis	50,000

Total	825,000

        The foregoing stock options were granted on February 23, 2009, based on the closing price of our Class A Subordinate Voting Shares on the TSX on February 26, 2009 (C$33.09), being the first full trading day following the expiry of our regular year-end trading blackout. One-third of the options granted to each of the Named Executive Officers vests on the first anniversary of the grant date, with a further one-third on each of the second and third anniversaries of the grant date. On exercise of the options and sale of the underlying shares, the net after-tax gain arising from such sale of underlying shares will be taken into account in the Named Executive Officer's share maintenance requirement. In the event the Named Executive Officer ceases to be employed by Magna or any of its affiliates, he or she will be required to maintain Magna Class A Subordinate Voting Shares, restricted shares or Incentive RSUs equal to the net after-tax gain arising from such sale of underlying shares for one year following exercise.

        The CGCC had also previously determined to pay the entire amount of the 2008 profit-sharing bonus in cash, provided that each member of Executive Management meets his or her share maintenance requirement. Accordingly, the RSU account of each member of Executive Management was amended to cancel all 2008 Incentive RSUs and reverse all dividend equivalents thereon in respect of the 2008 fiscal year.

Factors Considered by the CGCC in Making its Recommendation

        In the course of its review and deliberations, the CGCC considered a number of factors. As global economic conditions continued to worsen during the period of the CGCC's review, no clear consensus emerged as to an appropriate approach to compensation in the current unprecedented economic circumstances. The CGCC arrived at its decision and recommendation based on what it believed to be in the best long-term interests of Magna. The CGCC considered a number of factors and information, including:

  •
  our compensation principles and the objective of ensuring the continued competitiveness of total compensation for senior Management;

  •
  our Corporate Constitution and historical compensation practices;

  •
  the precipitous and unprecedented decline in external economic conditions and in the automotive industry and its significant adverse effect on our profitability in the second half of 2008;

  •
  management's current financial projections for 2009, which would result in Executive Management receiving substantially less than members of executive management in similar positions at companies of comparable size and scope, even when current economic conditions are considered;

  •
  our strong management team and the desire to ensure that the team is focused on taking proper steps to position us for growth when current economic conditions improve;

  •
  the historical success of our compensation philosophies and the desire to make only a one-time adjustment in the face of an unprecedented economic crisis rather than alter what the CGCC believes to be a fundamental component of our success over the years;

  •
  the historic compensation of our senior executives as compared to appropriate comparator groups;

  •
  our strong performance, compared to our automotive peers, based on a variety of metrics (including operating results, balance sheet and cash flow) over the years 2008, 2007 and 2006 and for the nine month periods ended September 30, 2008, 2007 and 2006;

  •
  our liquidity and the fact that we are substantially debt-free, compared to some of our peers which are reported to be in breach of their debt covenants or at imminent risk of bankruptcy;

  •
  the relative positioning of the 2009 Total Compensation Adjustment, which has been targeted at approximately the 75th percentile of estimated compensation for 2009 for executive management of appropriate comparator groups;

  •
  the 2009 Total Compensation Adjustment will eliminate any profit sharing for Executive Management for 2009;

  •
  the 2008 Total Compensation Adjustment and the 2009 Total Compensation Adjustment represent, in the CGCC's view, fair compensation for Executive Management considering their respective positions and responsibilities within Magna, their historic contributions to our success and their anticipated contributions to our future success;

  •
  the Chairman would not receive any adjustment to compensation for 2008 or 2009, although he would receive a grant of 275,000 options for 2009 as part of the 2009 option grants;

  •
  with the exception of the 2009 option grants, the consistency between the total compensation adjustments and the measures taken at levels below the Executive Management team to adjust the compensation to account for the economic downturn;

  •
  the accounting treatment of the 2009 option grants in our financial statements;

  •
  our historical practice of adjusting compensation in other circumstances where profitability is not a fair measure of the contributions of a manager, such as where a manager is properly executing a plan to turn around an underperforming business unit;

  •
  the manner in which compensation is paid to Executive Management throughout the calendar year and the resulting impact on cash flow in the event of significant fluctuations in profitability during the course of that same calendar year;

  •
  materials prepared by Towers Perrin concerning, among other things, compensation trends in light of current economic conditions and both historical and estimated compensation arrangements with respect to senior executives of various comparator group companies determined to be appropriate by the CGCC;

  •
  the advice of the CGCC's legal advisors as to the duties of the CGCC members in evaluating the proposed changes to compensation for 2008 and 2009;

  •
  the experience of the CGCC members both in the automotive industry and with other companies facing similar circumstances;

  •
  materials published by various public commentators concerning executive compensation practices in the current economic environment; and

  •
  general information concerning the automotive industry, market data, general economic data and trends.

        In determining to recommend the 2008 Total Compensation Adjustment, 2009 Total Compensation Adjustment and 2009 option grants to the Board, the CGCC also considered the significant continuing volatility in global equity markets, significant existing equity exposure of the Named Executive Officers and the substantial deterioration in such Magna equity values, as well as the following year-over-year percentage declines in base salaries, variable incentive bonuses and total compensation adjustments for members of Executive Management:

Name	% Decline 2008 vs. 2007	% Decline 2009 vs. 2008

Donald J. Walker	39%	22%
Siegfried Wolf	39%	22%
Belinda Stronach	13%(1)	28%
Vincent J. Galifi	35%	26%
Tom Skudutis	50%(2)	23%(2)

Notes:

(1)
Ms. Stronach resumed employment with Magna effective May 1, 2007 and, accordingly, her 2007 compensation did not reflect compensation for the complete year.

(2)
Excludes the long-term retention awards made to Mr. Skudutis in 2007 and 2008.

        In light of all these factors, the CGCC concluded that the executive compensation program goals of retention, motivation and total compensation competitiveness necessitated that the total compensation adjustments be paid in the form of cash compensation. In determining to recommend the 2009 option grants to the Named Executive Officers, the CGCC concluded that these option grants would assist in further aligning the long-term interests of the Named Executive Officers with those of shareholders.

        Based on the CGCC's extensive review of executive compensation for Executive Management for 2008/2009 and its unanimous recommendation to the Board, the Independent Directors considered and unanimously approved the proposed total compensation adjustments and option grants as being fair and in the best long-term interests of Magna.

Share Performance Graph

        The following graph compares the yearly total cumulative shareholder return (assuming reinvestment of dividends) for C$100 invested in Magna Class A Subordinate Voting Shares on December 31, 2003, with the cumulative return of the S&P/TSX Total Return Composite Index during the five years ended December 31, 2008.

Fiscal Years	December 31, 2004 (C$)	December 31, 2005 (C$)	December 31, 2006 (C$)	December 31, 2007 (C$)	December 31, 2008 (C$)

Magna Class A	96.56	84.11	95.91	83.05	38.92
S&P/TSX Total Return	114.48	142.10	166.63	183.01	122.61

        The total cumulative shareholders' return for C$100 invested in Magna's Class A Subordinate Voting Shares was C$38.92, compared to C$122.61 for the S&P/TSX Total Return Composite Index.

        In general terms, the executive compensation we have paid to our Chairman and to the next five most highly compensated executive officers in aggregate has declined over the five years ended December 31, 2008, with the exception of an increase in 2007. Given the direct link between executive compensation and corporate profitability, the decreases in 2004, 2005, 2006 and 2008 were due to decreased profitability, while the increase in 2007 was due to increased profitability and higher profit participation allocations for certain of the Named Executive Officers in that year.

 SUMMARY COMPENSATION TABLE

        The following table sets forth a summary of all compensation earned in respect of 2008 and 2007 by the individuals who were our Named Executive Officers as at December 31, 2008.

Non-equity incentive plan compensation ($)
Name and Principal position	Year	Salary ($)	Share-based awards ($)	Option-based awards ($)	Annual incentive plans	Long-term incentive plans	Pension value ($)	All other Compensation ($)	Total Compensation ($)

Frank Stronach Chairman	2008 2007	200,000(1) 200,000(1)	NIL NIL	NIL NIL	8,152,000(2) 37,783,000(2)	NIL NIL	NIL NIL	2,427,630(3) 2,489,620(3)	10,779,630 40,472,620
Donald J. Walker Co-Chief Executive Officer	2008 2007	110,500 110,500	NIL(4) 2,813,200(4)	NIL NIL	2,613,000(5) 6,153,500(5)	NIL NIL	NIL NIL	3,135,320(6) 403,880(6)	5,858,820 9,481,080
Siegfried Wolf Co-Chief Executive Officer	2008 2007	100,000 100,000	NIL(7) 2,813,200(7)	NIL NIL	2,613,000(8) 6,653,800(8)	NIL NIL	NIL NIL	3,032,720(9) 248,070(9)	5,745,720 9,815,070
Belinda Stronach(10) Executive Vice-Chairman	2008 2007	110,500 73,000	NIL(11) 1,408,100(11)	NIL NIL	1,742,000(12) 2,807,800(12)	NIL NIL	NIL NIL	1,975,300(13) 23,760(13)	3,827,800 4,312,660
Vincent J. Galifi Executive Vice-President and Chief Financial Officer	2008 2007	110,500 110,500	NIL(14) 1,160,400(14)	NIL NIL	1,045,210(15) 2,584,400(15)	NIL NIL	NIL NIL	1,466,070(16) 132,740(16)	2,621,780 3,988,040
Tom Skudutis Chief Operating Officer, Exteriors and Interiors	2008 2007	110,500 110,500	1,096,040(17) 1,267,680(17)	NIL NIL	383,240(18) 2,200,000(18)	NIL NIL	NIL NIL	1,400,000(19) 1,500,000(19)	2,989,780 5,078,180

Notes:

(1)
Mr. Stronach is not employed by us. The amounts shown represent compensation for service as Chairman of the Board.

(2)
These amounts represent fees paid to: (a) SCo, an associate of Mr. Stronach, by European subsidiaries of Magna for business development, consulting and other services provided by SCo to certain non-Austrian European subsidiaries of Magna; and (b) SCC, an associate of Mr. Stronach, by Magna for business development and other services provided by SCC to Magna and certain non-European subsidiaries of Magna. The aggregate of such fees and the fee referred to in Note 3 below, in each of 2007 and 2008 was determined on the basis of 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for each such year. Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of our Founder" and "Management Contracts".

(3)
These amounts are comprised of:

Description	2007 ($)		2008 ($)

Consulting Fee	2,300,000	(a)	2,300,000	(a)
Personal use of corporate aircraft	189,620	(b)	127,630	(b)

Total	2,489,620		2,427,630

Notes:

(a)
Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of our Founder" and "Management Contracts".

(b)
Represents the difference between the aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Mr. Stronach in accordance with policies established by the CGCC. Converted from C$187,370 and C$156,290 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2007 of C$1.00 = US$1.0120 and December 31, 2008 of C$1.00 = US$0.8166, respectively.

(4)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, Mr. Walker's 2008 Incentive RSUs were cancelled and the portion of his variable incentive bonus which would ordinarily have been paid in the form of Incentive RSUs was paid in cash and is included in the amounts discussed in Note 5 below. For 2007, this amount represents 1/3 of the variable incentive bonus paid to Mr. Walker in the form of Incentive RSUs. A total of 32,635 Incentive RSUs were granted to Mr. Walker based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

(5)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, this amount represents Mr. Walker's entire variable incentive bonus of $2,613,000. For 2007, this amount represents 2/3 of Mr. Walker's variable incentive bonus.

(6)
These amounts are comprised of:

Description	2007 ($)		2008 ($)

2008 Total Compensation Adjustment	NIL		2,800,000
Dividend equivalents paid on 2006 & 2007 Incentive RSUs	41,360		56,810
Amounts reimbursed by Magna in respect of premiums paid by Mr. Walker on a life insurance policy, grossed-up for income tax	312,940	(a)	252,510	(b)
Personal use of corporate aircraft	49,580	(c)	26,000	(c)

Total	403,880		3,135,320

Notes:

(a)
Converted from C$309,220 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2007 of C$1.00 = US$1.0120.

(b)
Converted from C$309,220 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2008 of C$1.00 = US$0.8166.

(c)
Represents the difference between the aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Mr. Walker in accordance with policies established by the CGCC. Converted from C$48,995 and C$31,840 to U.S. dollars based on the foregoing exchange rates.

(7)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, Mr. Wolf's 2008 Incentive RSUs were cancelled and the portion of his variable incentive bonus which would ordinarily have been paid in the form of Incentive RSUs was paid in cash and is included in the amounts discussed in Note 8 below. For 2007, this amount represents 1/3 of the variable incentive bonus paid to Mr. Wolf in the form of Incentive RSUs. A total of 32,635 Incentive RSUs were granted to Mr. Wolf based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

(8)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, this amount represents Mr. Wolf's entire variable incentive bonus of $2,613,000. For 2007, this amount represents 2/3 of Mr. Wolf's variable incentive bonus, plus a $500,000 special bonus paid to Mr. Wolf in recognition of his extensive efforts in 2007 in developing Magna's Russian business and addressing the future of the Magna Steyr operating group.

(9)
These amounts are comprised of:

Description	2007 ($)		2008 ($)

2008 Total Compensation Adjustment	NIL		2,800,000
Dividend equivalents paid on 2006 & 2007 Incentive RSUs	41,360		56,810
Annual premium paid by Magna or its subsidiaries on a life insurance policy for Mr. Wolf	196,210	(a)	158,310	(b)
Company vehicle	10,500		10,500
Personal use of corporate aircraft	NIL		7,100	(c)

Total	248,070		3,032,720

Notes:

(a)
Converted from C$193,870 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2007 of C$1.00 = US$1.0120.

(b)
Converted from C$193,870 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2008 of C$1.00 = US$0.8166.

(c)
Represents the difference between aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Mr. Wolf in accordance with policies established by the CGCC. Converted from C$8,695 to U.S. dollars based on the Bank of Canada noon spot rate on December 31, 2008.

(10)
Ms. Stronach resumed employment with Magna effective May 1, 2007 and was appointed as Executive Vice-Chairman on May 4, 2007.

(11)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, Ms. Stronach's 2008 Incentive RSUs were cancelled and the portion of her variable incentive bonus which would ordinarily have been paid in the form of Incentive RSUs was paid in cash and is included in the amounts discussed in Note 12 below. For 2007, this amount represents 1/3 of the variable incentive bonus paid to Ms. Stronach in the form of Incentive RSUs. A total of 16,181 Incentive RSUs were granted to Ms. Stronach based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on June 29, 2007, September 28, 2007 and December 31, 2007.

(12)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, this amount represents Ms. Stronach's entire variable incentive bonus of $1,742,000. For 2007, this amount represents 2/3 of Ms. Stronach's variable incentive bonus.

(13)
These amounts are comprised of:

Description	2007 ($)		2008 ($)

2008 Total Compensation Adjustment	NIL		1,850,000
Dividend equivalents paid on 2007 Incentive RSUs	4,930		20,390
Personal use of corporate aircraft	18,830	(a)	104,910	(a)

Total	23,760		1,975,300

Notes:

(a)
Represents the difference between the aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Ms. Stronach in accordance with policies established by the CGCC. Converted from C$18,605 and C$128,470 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2007 of C$1.00 = US$1.0120 and December 31, 2008 of C$1.00 = US$0.8166, respectively.

(14)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, Mr. Galifi's 2008 Incentive RSUs were cancelled and the portion of his variable incentive bonus which would ordinarily have been paid in the form of Incentive RSUs was paid in cash and is included in the amounts discussed in Note 15 below. For 2007, this amount represents 1/3 of the variable incentive bonus paid to Mr. Galifi in the form of Incentive RSUs. A total of 13,507 Incentive RSUs were granted to Mr. Galifi based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

(15)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", for 2008, this amount represents Mr. Galifi's entire variable incentive bonus of $1,045,210. For 2007, this amount represents 2/3 of Mr. Galifi's variable incentive bonus.

(16)
These amounts are comprised of:

Description	2007 ($)		2008 ($)

2008 Total Compensation Adjustment	NIL		1,350,000
Dividend equivalents paid on 2006 & 2007 Incentive RSUs	19,700		24,860
Amounts reimbursed by Magna in respect of premiums paid by Mr. Galifi on a life insurance policy, grossed-up for income tax	113,040	(a)	91,210	(b)

Total	132,740		1,466,070

Notes:

(a)
Converted from C$111,690 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2007 of C$1.00 = US$1.0120.

(b)
Converted from C$111,690 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2008 of C$1.00 = US$0.8166.

Perquisites and other personal benefits did not exceed the lesser of $50,000 and 10% of total salary.

(17)
In each of 2007 and 2008, Mr. Skudutis was awarded the following Magna Class A Subordinate Voting Shares as restricted shares:

Description	2007 ($)		2008 ($)

Number of restricted shares awarded	26,945		30,188
Grant date total market value	2,391,840	(a)	2,192,070	(b)
Grant date total discounted value	1,267,680	(c)	1,096,040	(d)

Notes:

(a)
Based on a grant date of May 30, 2007 and the closing price of Magna Class A Subordinate Voting Shares on the NYSE on May 29, 2007.

(b)
Based on a grant date of March 31, 2008 and the closing price of Magna Class A Subordinate Voting Shares on the NYSE on March 31, 2008.

(c)
Based on a discount of 47% to the grant date market value to reflect the restrictions on the restricted shares, including the applicable qualifying and release periods.

(d)
Based on a discount of 50% to the grant date market value to reflect the restrictions on the restricted shares, including the applicable qualifying and release periods.

(18)
For each of 2008 and 2007, these amounts represents Mr. Skudutis' entire variable incentive bonus of $383,240 and $2,200,000, respectively.

(19)
For 2008, this amount represents Mr. Skudutis' 2008 Total Compensation Adjustment of $1,400,000. For 2007, this amount represents a compensation adjustment of $1,500,000.

Perquisites and other personal benefits did not exceed the lesser of $50,000 and 10% of total salary.

Employment Contracts

        Mr. Stronach is not employed by us, but provides services to us and our subsidiaries, personally and through SCo and SCC, pursuant to certain consulting, business development and business services agreements. Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Management Contracts" for a description of these agreements. Mr. Stronach is also paid $200,000 per year for his role as Chairman of the Board.

        We employ each member of Executive Management pursuant to a form of agreement approved by the CGCC effective as of January 1, 2008. Each such agreement specifies the applicable base salary and profit participation allocation, as well as the portion of the profit participation allocation which will be paid in Incentive RSUs and also contains standard terms:

  •
  requiring the Named Executive Officer to refund the applicable portion of the annual variable incentive bonus in the event our financial statements are restated (other than by reason of a change in accounting policies);

  •
  obligating the Named Executive Officer to maintain the number of shares required by the share maintenance formula discussed under "Compensation Discussion and Analysis — Elements of Compensation — Share Maintenance Requirements";

  •
  providing for standard benefits discussed under "Compensation Discussion and Analysis — Elements of Compensation — Benefits and Perquisites";

  •
  specifying the basis on which we can terminate the Named Executive Officer's employment contract, as discussed under "Compensation Discussion and Analysis — Elements of Compensation — Severance Program"; and

  •
  committing the Named Executive Officer to a 12-month non-solicitation and non-competition period following termination of employment.

        In 2008, the agreement of each member of Executive Management was amended to reflect the cancellation of 2008 Incentive RSUs, the reversal of dividends which had been paid thereon and the payment in cash of the portion of the variable incentive bonus which would ordinarily have been paid in the form of Incentive RSUs. Following Board approval, each of these agreements has also been amended to reflect the other compensation changes discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program".

        Effective January 1, 2009, Ms. Stronach commenced providing business services to us and our subsidiaries through Belinda Stronach Inc. ("BSI"), an Ontario corporation controlled by her, pursuant to a business services agreement. As a result, Ms. Stronach's employment terminated effective December 31, 2008, although her previously credited Incentive RSUs and previously granted stock options continue in full force and effect in accordance with their original terms. Refer to "Management Contracts" for a description of this agreement.

 INCENTIVE PLAN AWARDS

Stock Option Plan

        We maintain an Amended and Restated Incentive Stock Option Plan (the "Plan"), which was originally adopted by our shareholders on December 10, 1987 and subsequently amended on May 18, 2000 and May 10, 2007. The maximum number of Magna Class A Subordinate Voting Shares for which options and SARs may be granted under the Plan is 6,000,000. As of December 31, 2008, a total of 1,084,412 options, or approximately 1% of our issued and outstanding Class A Subordinate Voting Shares as of December 31, 2008, remained available for grant under the Plan, of which 825,000 were granted to Executive Management on February 23, 2009 as discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program".

        As a result of the privatization of:

  •
  Tesma International Inc. ("Tesma") effective February 6, 2005, 1,161,450 Tesma options were exchanged for 511,038 Magna replacement options and a further 300,000 Tesma options held by SCo became exercisable for 132,000 Magna Class A Subordinate Voting Shares. A total of 2,300 of these options remained outstanding as of December 31, 2008;

  •
  Decoma International Inc. ("Decoma") effective March 6, 2005, 2,074,000 Decoma options were exchanged for 301,340 Magna replacement options and 750,000 Decoma options held by SCo became exercisable for 108,975 Magna Class A Subordinate Voting Shares. A total of 63,348 of these options remained outstanding as of December 31, 2008; and

  •
  Intier Automotive Inc. ("Intier") effective April 3, 2005, 2,608,700 Intier options were exchanged for 1,377,067 Magna replacement options and 750,000 Intier options held by SCo became exercisable for 307,500 Magna Class A Subordinate Voting Shares. A total of 645,497 of these options remained outstanding as of December 31, 2008.

        The shares issuable on exercise of the Magna replacement options arising from the privatizations of Tesma, Decoma and Intier do not count against the 6,000,000 share limit under the Plan; however, key stock option plan metrics were as follows as of December 31, 2008, inclusive of all such Magna replacement options:

Overhang:	Represents the maximum potential dilution to shareholders from both options available for grant and those previously granted, but not yet exercised. The higher the number, the greater the risk to shareholders.	3.4%

Dilution:	Represents the potential dilution to shareholders from stock options previously granted, but not yet exercised. The higher the number, the greater the risk to shareholders.	2.5%

Burn Rate:	Represents the proportion of outstanding shares represented by options granted in a year. The higher the number, the greater the risk to shareholders.	NIL

        Under the Plan the maximum number of our Class A Subordinate Voting Shares underlying stock options granted under the plan or any other share-based compensation arrangement to:

  •
  insiders or others at any time, and insiders within a one year period, may not exceed 10% of our issued and outstanding Class A Subordinate Voting Shares; and

  •
  any one insider within a one year period may not exceed 5% of our issued and outstanding Class A Subordinate Voting Shares.

        The terms applicable to each option are determined at the time of grant; however, option terms will not exceed ten years. Vesting periods generally range from three to seven years. The exercise price applicable to any option is established at the time of grant, but cannot be less than the closing price of a Magna Class A Subordinate Voting Share on the TSX (for option grantees residing in Canada) or NYSE (for option grantees residing in the U.S. or elsewhere) on the trading day immediately prior to the date of grant. Options cannot be transferred or assigned, except according to the laws of succession. We do not provide any financial assistance to Plan participants in order to facilitate the exercise of options.

        Under the terms of the stock option agreements signed by participants under the Plan, in the event of a participant's death or termination of the participant's employment by reason of retirement or disability, vesting of any unvested options is accelerated and the options may be exercised at any time up to and including the earliest of:

  •
  the first anniversary of the participant's death;

  •
  the third anniversary of the date of the participant's retirement or disability; or

  •
  the expiration of the regular option expiry term.

        In the event a participant is terminated without reasonable or just cause, the participant may exercise outstanding vested options at any time up to and including the earlier of:

  •
  the date three months following the termination; or

  •
  the expiration of the regular option term.

        Unexercised and unvested options are generally forfeited if a participant voluntarily resigns or is terminated for just cause.

        Under the Plan, either the Board or CGCC may, without shareholder approval, extend an option expiry date which has been accelerated due to death or termination of employment, to the original expiry date set at the time of the grant.

        Subject to regulatory and (if required) shareholder approval, the Board may at any time and for any reason, amend, revise, suspend or discontinue the Plan in whole or in part; however, no amendment, revision, suspension, discontinuance or termination will alter or impair a participant's rights under previously granted and unexercised options.

Outstanding Option-Based Awards

        Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2008 were as follows:

Name	Number of securities underlying unexercised options (#)		Option exercise price ($)		Option expiration date (MM/DD/YY)	Value of unexercised in-the-money options(1) ($)

Frank Stronach	NIL			NIL	NIL	NIL

Donald J. Walker	10,000 4,400 410,000 61,500 1,453	(2) (2) (2)	C$ C$ C$ C$ C$	63.02 59.10 51.22 55.00 77.43	10/31/2009 06/14/2010 07/31/2011 07/31/2010 12/31/2009	NIL NIL NIL NIL NIL

487,353

Siegfried Wolf	125,000 20,500 4,100 1,453	(3) (3) (3)	C$ $ $ C$	63.02 33.46 44.98 115.97	10/31/2009 07/31/2011 12/31/2011 04/01/2012	NIL NIL NIL NIL

151,053

Belinda Stronach	6,000 175,000 60,000		C$ C$ C$	63.02 97.47 81.19	10/31/2009 12/31/2011 12/31/2012	NIL NIL NIL

241,000

Vincent J. Galifi	45,000 28,900 140,000		C$ C$ C$	63.02 54.82 97.47	10/31/2009 12/31/2010 12/31/2011	NIL NIL NIL

223,900

Tom Skudutis	125,000 25,000		C$ C$	97.47 105.05	12/31/2011 12/31/2010	NIL

150,000

Notes:

(1)
Determined using the December 31, 2008 closing prices of Magna Class A Subordinate Voting Shares on the TSX (C$36.75) or NYSE ($29.93), as applicable.

(2)
These options represent Magna replacement options, of which 471,500 represent Magna replacement options arising on exchange of Intier options and 1,453 represent Magna replacement options arising on exchange of Decoma options.

(3)
These options represent Magna replacement options, of which 24,600 represent Magna replacement options arising on exchange of Intier options and 1,453 represent Magna replacement options arising on exchange of Decoma options.

Incentive Plan Awards — Value Vested During the Year

        The values of option-based and share-based awards which vested in the year ended December 31, 2008, as well as non-equity incentive plan compensation earned during the year ended December 31, 2008, are set forth below:

Name	Option-based awards — Value vested during the year ($)(1)	Share-based awards — Value vested during the year ($)(2)	Non-equity incentive plan compensation — Value earned during the year ($)

Frank Stronach	NIL	NIL	8,152,000
Donald J. Walker	NIL	NIL	2,613,000
Siegfried Wolf	NIL	NIL	2,613,000
Belinda Stronach	NIL	NIL	1,742,000
Vincent J. Galifi	NIL	NIL	1,045,210
Tom Skudutis	NIL	1,096,040(3)	383,240

Notes:

(1)
No options vested in 2008.

(2)
As discussed under "Compensation Discussion and Analysis — 2008/2009 Changes to Executive Compensation Program", 2008 Incentive RSUs were cancelled and Executive Management was paid in cash the amount of the 2008 variable incentive bonus which would otherwise have been paid in the form of such Incentive RSUs.

(3)
Represents the value of 30,188 restricted shares awarded in 2008, all of which vested on grant. Refer to Note 17 to Summary Compensation Table for additional information relating to the value of these restricted shares.

TERMINATION AND CHANGE OF CONTROL BENEFITS

        Employment contracts with members of Executive Management allow us to terminate their employment by providing 12 months prior written notice or paying a retiring allowance equal to the average of their annual base salary and variable incentive bonus or total compensation adjustment over the three full fiscal years ending immediately prior to the date of termination. We do not maintain an executive severance program which allows for severance above and beyond that contained in our executive employment contracts.

        The maximum total amount potentially payable by us pursuant to the employment contracts or arrangements of the Named Executive Officers is approximately $21 million in the aggregate. No notice, retiring allowance or other severance payment is required where we terminate employment of a Named Executive Officer for just cause or on a Named Executive Officer's voluntary resignation.

        We do not maintain change of control protection for any members of Executive Management.

MANAGEMENT CONTRACTS

Consulting and Business Development Agreements

        New Magna Investments S.A., a Belgian corporation and indirect subsidiary of Magna, and SCo, an associate of Mr. Stronach, are parties to a Consulting Agreement under which consulting services are provided to New Magna Investments S.A. and its subsidiaries and affiliates located in Europe (excluding those in Austria) for an annual fee. The Consulting Agreement was originally implemented in 1994 and has been subject to a number of amendments and assignements since then. The Consulting Agreement has been extended on an annual basis since the expiry of its original term, following review and approval by the CGCC and Board. This Consulting Agreement was most recently extended from January 1, 2009 to December 31, 2009, for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) (less $1,150,000) for the contract period, such fee to be payable quarterly in arrears. For 2008 the annual fee was $2,334,000. Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Summary Compensation Table".

        Magna International Investments S.A., a Luxemburg corporation and direct subsidiary of Magna, and SCo are parties to a Business Development Agreement under which SCo provides, for an annual fee, certain business development services to Magna International Investments S.A. and, on behalf of Magna International Investments S.A., to certain of its European affiliates (excluding those in Austria) which have contracted with Magna International Investments S.A. to develop business opportunities and provide certain other services on a global basis to achieve the global business development plan of each such Magna European affiliate. The Business Development Agreement was originally implemented in 1997 and has been subject to a number of amendments and assignments since then. The Business Development Agreement has been extended on an annual basis since the expiry of its original term, following review and approval by the CGCC and Board. This Business Development Agreement was most recently extended from January 1, 2009 to December 31, 2009, for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) (less $1,150,000) for the contract period, such fee to be payable quarterly in arrears. For 2008 the annual fee was $2,334,000. Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Summary Compensation Table".

        Magna International Europe AG, an Austrian corporation and indirect subsidiary of Magna and Mr. Stronach are parties to a Consulting Agreement under which he provides, for an annual fee, certain business development and other services to Magna International Europe AG and, on behalf of Magna International Europe AG, to its subsidiaries and affiliates in Austria. This Consulting Agreement was originally implemented in 1997 and has been subject to a number of amendments and assignments since then. The Consulting Agreement has been extended on an annual basis since the expiry of its original term, following review and approval by the CGCC and Board. This Consulting Agreement was most recently extended from January 1, 2009 to December 31, 2009 for an annual fee of $2,300,000 for the contract period, such fee to be payable quarterly in advance. For 2008 the annual fee was $2,300,000. Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Summary Compensation Table".

        Magna and SCC are parties to a Business Services Agreement under which SCC provides certain services to Magna and, on behalf of Magna, to its affiliates and associates located outside of Europe, for an annual fee. This Business Services Agreement was originally implemented in 2004 and has been extended on an annual basis since then, following review and approval by the CGCC and Board. This Business Services Agreement was most recently extended from January 1, 2009 to December 31, 2009 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution), such fee to be payable quarterly in arrears. For 2008 the annual fee was $3,484,000. Refer to "Compensation Discussion and Analysis — Determination of Amounts of Compensation — Determination of Compensation of Our Founder" and "Summary Compensation Table".

        The terms and conditions of each of the four contracts described above, including the fees paid in respect of 2008 and to be paid in respect of 2009, were reviewed by the CGCC and unanimously approved by the Independent Directors as being fair and in the best interests of the Corporation.

Business Services Agreement

        Effective as of January 1, 2009, Magna and BSI, an Ontario corporation, are parties to a Business Services Agreement under which BSI will make Ms. Stronach available to provide management, consulting and other business services to Magna and its subsidiaries. For the period from January 1, 2009 to December 31, 2009, the fee payable under the Business Services Agreement is $2,660,500, payable in cash, quarterly in arrears. For years after 2009, the consulting fee will be $110,500, plus 0.5% of Magna's Pre-Tax Profits Before Profit Sharing (as defined in Magna's Corporate Constitution). The variable portion of the consulting fees for years after 2009 will be paid 2/3 in cash and 1/3 in Incentive RSUs; however, in the event our financial statements are restated (other than by reason of a change in accounting policies), BSI is obligated to refund the applicable amount of the variable portion of the fees. The Business Services Agreement may be terminated at our option on 12-months prior written notice and in certain other circumstances, including Ms. Stronach's disability or death. The agreement also contains a 12-month non-solicitation and non-competition period following termination of the agreement. Incentive RSUs previously credited and stock options previously granted to Ms. Stronach continue in full force and effect in accordance with their original terms. The terms of the Business Services Agreement, including the fees to be paid in respect of 2009, were reviewed by the CGCC and unanimously approved by the Independent Directors as being fair and in the best interests of the Corporation.

INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS

Purchases of Class A Subordinate Voting Shares by Non-Independent Trusts

        Two trusts (the "Trusts") make purchases of Class A Subordinate Voting Shares from time to time for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans, for transfer to employees in payment of bonuses or for sale or award to employees. During 2008, the Trusts borrowed up to $35 million interest-free from Magna to facilitate the purchase of Magna Class A Subordinate Voting Shares, principally for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans. This indebtedness was $24 million at December 31, 2008.

Purchases of Real Estate from MEC

        During the fourth quarter of 2007, we entered into an agreement to purchase 225 acres of real estate located in Austria from a subsidiary of MEC for a total purchase price of $29 million. The transaction was reviewed by the CGCC, which relied on an independent real estate appraisal, and subsequently approved by the Independent Directors following the review and unanimous recommendation by the CGCC. The transaction closed in the first quarter of 2008.

        During the first quarter of 2009, we entered into an agreement to purchase a real estate property in Oberwaltersdorf, Austria from a subsidiary of MEC for a total purchase price of $5.7 million. The closing of the transaction is expected to occur during the second quarter of 2009, following the satisfaction of customary closing conditions, including obtaining all necessary regulatory approvals. The transaction was reviewed by the CGCC, which relied on an independent real estate appraisal, and subsequently approved by the Independent Directors following the review and unanimous recommendation by the CGCC.

MEC Receivable

        As at March 5, 2009, we were owed approximately C$1.9 million (the "MEC Receivable") from MEC in respect of head office rent and other shared services. On March 5, 2009, MEC and certain of its subsidiaries filed voluntary petitions for bankruptcy protection under Chapter 11 or the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware and also sought and obtained recognition of the Chapter 11 proceedings from the Ontario Superior Court of Justice, under section 18.6 of the Companies' Creditors Arrangement Act in Canada. The MEC Receivable represents an unsecured obligation of MEC.

Operating Leases with MID

        Magna and various of its subsidiaries lease land and buildings from MID under operating leases which Magna believes were effected on normal commercial terms at the time such leases were entered into. Rent and other related lease expenses paid by Magna and various of its subsidiaries to MID for 2008 were approximately $156 million. Magna expects that any future lease, construction or other arrangements with MID will be completed on arm's-length terms and conditions. Any material lease (including leases for new facilities, lease renewals and lease amendments for facility expansions), construction or other arrangements with MID are subject to review and approval by the CGCC in advance of any commitments by Magna or any of its subsidiaries to MID.

 OTHER MATTERS

Indebtedness of Directors and Executive Officers

        None of Magna's present or former directors or executive officers were indebted at any time during 2008 to Magna or its subsidiaries. None of Magna's or its subsidiaries' present or former employees were indebted at any time during 2008 to Magna or its subsidiaries in connection with the purchase of Magna's securities or securities of any of Magna's subsidiaries, excluding routine indebtedness or indebtedness that has been entirely repaid. As at the Record Date, the aggregate amount of indebtedness to Magna and its subsidiaries, incurred other than in connection with the purchase of securities of Magna or its subsidiaries, was approximately $1.9 million in the case of present and former employees of Magna and its subsidiaries.

Directors' and Officers' Insurance

        Effective September 1, 2008, Magna renewed its directors' and officers' liability insurance for a one year renewal period. This insurance provides, among other coverages, coverage of up to $270 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2008 to September 1, 2009 for the executive indemnification portion of this insurance policy was approximately $2.7 million.

Shareholder Proposals and Communications

        Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2010 must be received by us at our principal executive offices on or before March 8, 2010 in order to be included in our 2010 Management Information Circular/Proxy Statement.

Contacting the Board of Directors

        Shareholders wishing to communicate with any Independent Director may do so by contacting Magna's Lead Director through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-7070.

Approval of Circular

        The Board has approved the contents and mailing of this Circular.

/s/ "Bassem A. Shakeel"

Bassem A. Shakeel Secretary March 27, 2009

Magna files an Annual Information Form with the Ontario Securities Commission and a Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2008. For more information about Magna, visit Magna's website at www.magna.com.

 APPENDIX A

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        Magna is a public company in Canada and the United States, with Class A Subordinate Voting Shares and 6.5% Convertible Debentures listed on the Toronto Stock Exchange ("TSX") and Class A Subordinate Voting Shares listed on the New York Stock Exchange ("NYSE"). We are subject to regulation by the Canadian Securities Administrators ("CSA"), principally the Ontario Securities Commission ("OSC"), the U.S. Securities and Exchange Commission ("SEC"), the TSX and the NYSE. A discussion of our corporate governance policies and practices as against the CSA's corporate governance guidelines (reflected in National Policy 58-201) follows below. Additional disclosure regarding Magna's Audit Committee, including certain disclosure required by NI 52-110F1, can be found in our Annual Information Form dated March 27, 2009 which has been filed on SEDAR (www.sedar.com) and posted on the Corporate Governance section of Magna's website (www.magna.com). The Corporate Governance section of Magna's website also contains a discussion of the differences between Magna's corporate governance practices and policies and the NYSE Listing Standards (reflected in Section 303A of the NYSE Listed Company Manual).

        The following describes our approach to corporate governance and reflects the structures, policies and procedures, in addition to the Corporate Constitution, which ensure that effective corporate governance practices are followed and the Board functions independently of Management.

Primary Governance Documents
Magna has a number of charters, policies and other documents which support our overall system of corporate governance, all of which are available on the Corporate Governance section of our website (www.magna.com), including the following:
	•	Restated Articles of Incorporation, which contain the Corporate Constitution discussed below;
	•	By-Laws;
	•	Board Charter;
	•	Audit Committee Charter;
	•	Corporate Governance and Compensation Committee Charter;
	•	Health and Safety and Environmental Committee Charter;
	•	Nominating Committee Charter;
	•	Code of Conduct and Ethics;
	•	Corporate Disclosure Policy; and
	•	Health, Safety & Environmental Policy.
Corporate Constitution
In 1984, Magna shareholders adopted our Corporate Constitution, which formalized corporate governance practices that had evolved over many years. The Corporate Constitution, as well as the various governance-related policies which preceded it, reflected our efforts to strike a balance among our stakeholders — employees, managers and investors — by defining their respective rights to participate in Magna's profits and growth, while at the same time subjecting Management to certain disciplines. The specific inclusion of such policies in a Corporate Constitution, which has formed part of our governing charter documents (Articles) and is therefore subject to enforcement by any shareholder, was (and continues to be) unprecedented to the knowledge of Management.
The policies reflected in the Corporate Constitution include the following:
	•	A majority of the members of the Board must be individuals who are not officers or employees of Magna or any of its affiliates, nor persons related to any such officers or employees.
•
Magna shareholders are collectively entitled to annual dividend distributions which are not less than 20% of Magna's after-tax profits on average over a rolling three fiscal year basis and not less than 10% of Magna's after-tax profits with respect to each fiscal year (the "Dividend Policy").

• Magna Class A Subordinate Voting shareholders may directly elect two directors if Magna fails to achieve a 4% return on capital on average over a rolling two fiscal year basis, or the dividends required under the Dividend Policy are not distributed.
•
Magna Class A Subordinate Voting and Class B shareholders, with each class voting separately, will have the right to approve any investment by us in an unrelated business in the event such investment together with all other investments in unrelated businesses exceeds 20% of our equity (the "Investment Policy").
•
Certain specific distributions of pre-tax profits relating to employee profit participation (10%), to the support of social objectives (maximum 2%) and to research and development (minimum 7%) are required (the "Distribution Policy").
• The aggregate incentive bonuses paid or payable to Corporate Management in respect of any fiscal year shall not exceed 6% of Magna's Pre-Tax Profits Before Profit Sharing.

The policies reflected in the Corporate Constitution represent another aspect of our unique, entrepreneurial corporate culture, in addition to the operational and compensation philosophies described under "Compensation Discussion and Analysis".
Board Mandate
The Board operates pursuant to applicable law, under which the Board is charged with the responsibility of managing or supervising the management of the business and affairs of Magna. In doing so, directors are required to act honestly and in good faith with a view to the best interests of Magna and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Board is also subject to the provisions of our Board Charter, which serves to clarify the Board's role and responsibilities and sets out requirements relating to its size, composition and independence, the administration of the Board, committee structure, and oversight responsibilities concerning the compensation and evaluation of Management. The Board Charter assigns the Board principal responsibility for the following items:

Satisfying Itself as to the Integrity of Management — The Board discharges this responsibility through the appointment of our Co-Chief Executive Officers and other members of Corporate Management. Additionally, the Board previously adopted and the Corporate Governance and Compensation Committee ("CGCC") oversees, the Code of Conduct and Ethics, which applies equally to Corporate Management, all other employees, as well as the Board. Breaches of the Code are reported to the Audit Committee, which maintains oversight responsibility for the handling of reported breaches. Both Committees are comprised entirely of Independent Directors.

Adoption of a Strategic Planning Process — Prior to the commencement of, or in the first month of, each fiscal year, the Board participates in at least one business planning and strategic planning meeting with Management at which specific product strategies and three year business plans are presented by members of Management and future trends and risks over a three to ten year horizon are jointly identified. Capital expenditure projections for the following fiscal year are reviewed and a budget approved at the conclusion of the strategic planning meeting. Updates on industry trends, product strategies, new product developments, major new business, capital expenditures and specific problem areas/action plans are presented by Management and discussed as part of a management report at each regular quarterly Board meeting.

Identification and Management of Principal Risks — By means of the annual business plan and strategy meeting(s) as well as quarterly updates by Management, the Board identifies and reviews with Management the principal business risks and receives reports of Management's assessment of and proposed responses to those risks as they develop in order to ensure that these risks are being appropriately managed. Additionally, both the Audit Committee and the Health and Safety and Environmental Committee ("HSEC") play a role in identifying and implementing monitoring and other systems to deal with the risks which fall within their respective mandates. A discussion of some of the principal business risks Magna currently faces, as well as Magna's efforts to mitigate these risks, is contained in the "Industry Trends and Risks" section of Magna's MD&A contained in its Annual Report to Shareholders for the year ended December 31, 2008, as well as the Risk Factors section of Magna's Annual Information Form dated March 27, 2009.

Succession Planning and Appointment; Training and Monitoring of Executive Management — Magna's long-established policy of profit-based incentive compensation has continued to be implemented by the Corporate Governance and Compensation Committee at the corporate level in order to attract, retain and motivate skilled and entrepreneurial management and employees and to ensure that their level of compensation bears a direct relationship to management performance (as measured by profitability). Through its review of all officer appointments, particularly that of the Co-Chief Executive Officers, the Board and the Corporate Governance and Compensation Committee are involved in management succession and manpower planning issues. The Co-Chief Executive Officers also review management succession and development with the Corporate Governance and Compensation Committee as part of the annual Committee review process. While the responsibility for direct training has traditionally been left to Management, the Board satisfies itself that the necessary levels of skill and experience exist when reviewing and making appointments.

Maintenance of an Effective Communications Policy with Magna's Stakeholders — The Board has ensured that a program is in place to effectively communicate with Magna's stakeholders, including shareholders, employees and the general public. This program includes our Corporate Disclosure Policy, pursuant to which we have designated certain authorized spokespersons to communicate with the public on our behalf, and a Corporate Disclosure Committee which reviews all material public disclosures. A copy of this Corporate Disclosure Policy is available on our website (www.magna.com). Under this policy, our investor relations personnel are responsible for responding to all shareholder and analyst communications and for the operation of its investor communications program. This program includes quarterly open conference calls/webcasts to present the financial results for each quarter and the complete fiscal year. Presentations are made at each Annual Shareholders Meeting which explain our business results for the prior fiscal year and business objectives and strategies for the future. Management reports quarterly to the Board on the financial markets and major shareholder activity. The Board reviews and approves all material investor communications, including press releases involving the dissemination of quarterly financial information and all material regulatory disclosure documents. The Board and Management also place great emphasis on our employee communications program, which is administered by our Human Resources Department, particularly the management of our unique Employee Charter. This program includes regular employee communications meetings, the publication of a newsletter (Magna People) and an employee annual report as well as the maintenance of an employee Hotline, the Good Business Line, divisional employee advocates and divisional fairness committees to directly address individual employee concerns.

Ensuring that Effective Systems Are in Place to Monitor the Integrity of Internal Control and Management Information Systems — The Board, through the Audit Committee (which oversees the activities of Magna's Internal Audit Department) and Health and Safety and Environmental Committee, assumes responsibility for ensuring that effective systems are in place to monitor the integrity of our internal control and management information systems in their delegated areas. Both the Audit Committee and Health and Safety and Environmental Committee meet at least quarterly. In addition to its regular audits of our divisions, the Internal Audit Department has reviewed and tested our internal controls in connection with Management's certification of internal controls for purposes of NI 52-109 and Section 404 of the Sarbanes-Oxley Act. The Audit Committee receives updates on and reviews the status of our internal controls over financial reporting at each Committee meeting.

Developing Magna's System of, and Overall Approach to, Corporate Governance — The Board has developed our system of and approach to corporate governance, as reflected in the Board Charter and the various Committee Charters, and it monitors and implements necessary changes based on the recommendations of the Corporate Governance and Compensation Committee.

The Board Charter also identifies specific matters which the Board is responsible for approving. These matters are in addition to any matters the Board is specifically required to approve under applicable law and include:
	•	interim and annual financial statements;
	•	strategic plans, business plans and capital expenditure budgets;
	•	raising of debt or equity capital and other major financing activities;
	•	hiring, compensation and succession for our Co-Chief Executive Officers and other members of Corporate Management;
	•	major organizational restructurings;
	•	material acquisitions and divestitures; and
	•	major corporate policies.
The Board Charter is reviewed annually by the Corporate Governance and Compensation Committee, which recommends to the Board any changes the Committee believes is advisable.
Board Composition	As of the date of this Circular, the Board currently consists of 13 directors, 9 of whom (or 69%) are independent, including the Lead Director, Mr. Harris.

Current Members	Independent	Non-Independent

Erik E. Eberhardson	✓
Michael D. Harris	✓
Lady Barbara Judge	✓
Louis E. Lataif	✓
Donald Resnick	✓
Belinda Stronach		✓
Frank Stronach		✓
Franz Vranitzky	✓
Donald J. Walker		✓
Gregory C. Wilkins	✓
Siegfried Wolf		✓
James D. Wolfensohn	✓
Lawrence D. Worrall	✓

The CGCC has been delegated the responsibility of reviewing Director independence and making recommendations to the Board with respect to each Director's independence, following which the Board makes a determination of each Director's independence. Information collected from Directors through questionnaires and other sources provides the information required to determine the nature and extent of each Director's relationships, if any, with Magna and its controlling shareholder. The definition of independence contained in the CSA's NI 58-101, NP 58-201 and NI 52-110 is applied to the specific circumstances of each Director to determine his or her independence. This definition looks to the existence of a material relationship between the Director and Magna in order to determine whether the Director is able to exercise independent judgment. The definition of independence utilized by NYSE is also applied.

In determining the independence of the six Independent Directors nominated for election by shareholders in connection with our May 6, 2009 annual meeting of shareholders, the Board considered the following:
•
Mr. Harris is a consultant and advisor to a law firm which provides some minor legal services to Magna from time to time. In 2008, we did not pay any fees to such firm and in 2007 we paid less than $2,500 to such firm. Accordingly, the Board has determined Mr. Harris to be independent on the basis that the services provided by such law firm are not material to either Magna or the law firm.
•
Mr. Lataif served as Lead Director and a member of the Audit Committee and Corporate Governance and Compensation Committee of Intier Automotive Inc. ("Intier"), one of our former "spinco" public company subsidiaries between August 2001 and April 2005. Mr. Lataif also served as an independent director and member of the Special Committee of Independent Directors, Special Independent Committee and Corporate Governance, Human Resources and Compensation Committee of Magna Entertainment Corp. ("MEC") between October 2002 and May 2007. The Board believes that Mr. Lataif's service as an independent director on Intier's Board is beneficial to Magna and does not affect his independence and that his service on MEC's Board does not affect his independence as it did not overlap with his service on our Board.
•
Mr. Worrall was formerly employed (until June 2000) by General Motors, our largest customer; however, the Board believes that such past relationship is beneficial for Magna due to the industry experience, insight and contacts gained. Mr. Worrall served as an independent director and Chair of the Audit Committee of Intier between August 2001 and April 2005. The Board believes that Mr. Worrall's service as an independent director on Intier's Board and his former relationship with General Motors are beneficial for Magna and do not affect Mr. Worrall's independence.
	•	Lady Judge and Messrs. Resnick and Vranitzky do not have relationships with Magna, other than as directors, or with its controlling shareholder.

Each of Messrs. Walker and Wolf are considered to be non-independent since they hold executive management positions with Magna and are indirect shareholders and directors of M Unicar. Mr. Stronach is considered to be non-independent since he is an associate of Stronach & Co. and Stronach Consulting Corp., firms which provide consulting services to certain Magna affiliates, and a trustee and a member of the class of potential beneficiaries of the Stronach Trust, which indirectly controls M Unicar, Magna's controlling shareholder. Ms. Stronach is considered to be non-independent since she holds an executive management position with Magna and is a trustee and member of the potential class of beneficiaries of the Stronach Trust.

From time to time, a Director may have a conflict of interest with respect to a matter being decided by the Board. In such instances, the conflicted Director is required to declare his interest and abstain from voting on the matter before the Board. In instances where a Director may be involved in a material transaction with Magna, securities rules and regulations relating to related party transactions (including such things as the formation of a special committee comprised solely of Independent Directors, obtaining a formal valuation, circulation of a proxy circular and the holding of a special meeting and obtaining minority shareholder approval) are complied with as applicable.
Board Chair and Lead Director
Our Chairman, Mr. Stronach, is considered an associate of Magna as a result of his relationship with the Stronach Trust. In order to ensure that the Board successfully carried out its duties, the Board first appointed a Lead Director in 1996, and Mr. Harris was appointed Lead Director in 2007. In his capacity as Lead Director, Mr. Harris' duties include representing Magna's Independent Directors in discussions with senior Management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of Management and performing such other duties and responsibilities as are delegated by the Board from time to time.

Board and Director Meetings	The Board acts through regularly scheduled meetings which are held on a quarterly basis, with additional meetings scheduled as required and separate planning and corporate strategy meetings held annually. The Board met eight times in 2008 with additional communication between senior Management and the Board between meetings on an informal basis and through Committee meetings. For Director attendance records, refer to "Business of the Annual Meeting — Board of Directors".
The Independent Directors met separately at six meetings of the Board in 2008.
Board Committees
Magna has four standing Board Committees — the Audit Committee, the Corporate Governance and Compensation Committee, the Health and Safety and Environmental Committee and the Nominating Committee. Each standing Committee operates pursuant to Magna's by-laws and a written charter, the full text of which is available on the Corporate Governance section of Magna's website (www.magna.com).
From time to time, the Board has established special committees composed entirely of Independent Directors to review and make recommendations on specific matters.
Audit Committee
The Audit Committee met six times during fiscal 2008.
Purpose
The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its oversight responsibilities to our shareholders with respect to:
• the integrity of our financial statements and the financial reporting process;
• our compliance with legal and regulatory requirements;
• the qualifications and independence of our independent Auditor;
• the performance of our Internal Audit Department as well as the independent Auditor; and
• the preparation of the Audit Committee Report in our proxy circulars, including the Audit Committee Report contained in this Circular.

In fulfilling its purpose, the Committee has the responsibility of maintaining free and open communication between the Board, the independent Auditor, the internal auditors and Management and monitoring their performance, recognizing that the independent Auditor is ultimately responsible to the Audit Committee, the Board and Magna's shareholders.
Composition

The Audit Committee Charter mandates a committee composed of between three and five independent directors, each of whom is "financially literate" and at least one of whom is a "financial expert" (as such terms are defined under applicable law). No member of the Audit Committee may serve as a member of the audit committees of more than three other boards of directors of other public companies. Magna's Audit Committee fully complies with these requirements.

Current Members	Independent	Financially Literate	Financial Expert	Serves on less than 3 other Audit Committees

Donald Resnick (Chairman)	✓	✓	✓	✓
Louis E. Lataif	✓	✓		✓
Lawrence D. Worrall	✓	✓	✓	✓

Each member had 100% attendance at Audit Committee meetings during 2008.

All of the Independent Directors have a standing invitation to attend any meeting of the Audit Committee.
Role of Chairman

The Chairman of the Audit Committee generally provides leadership to enhance the effectiveness of the Audit Committee and act as the liaison between it and the Board. The Chairman also manages the Audit Committee's activities and meetings, including by establishing a meeting schedule for each year, managing any outside legal or other experts retained by the Audit Committee and managing the process of reporting to the Board on its activities.
Access to Information, Advisors
In performing their duties and responsibilities, the members of the Audit Committee have full access to and the right to discuss any matters relating to such duties with any or all of:
• Management;
• any employee of Magna;
• Internal Audit Department staff;
• the independent Auditor; and
• any of our advisors.

Additionally, the Audit Committee has the authority to retain outside financial, legal and other experts (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Other

The Audit Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor, pursuant to which the Audit Committee pre-approved fees for fiscal 2008 and 2009.
Charter Review

The Audit Committee annually reviews and reassesses the adequacy of its Charter, including most recently in February 2009. No revisions were made to the Audit Committee Charter as a result of this review.
Corporate Governance and Compensation Committee
The CGCC met nine times during 2008.
Purpose
Pursuant to the CGCC Charter, the CGCC is responsible for:
• developing our overall system of corporate governance;
• monitoring compliance with applicable corporate governance requirements;
• assessing the Board's effectiveness in governance matters;
• generally making recommendations to the Board with respect to corporate governance;
• reviewing and making recommendations to the Board with respect to compensation for Corporate Management, as well as incentive and equity compensation generally;
• administering certain aspects of our stock option plan and pension plan; and
• making recommendations to Management with respect to management succession planning.

Composition

The CGCC Charter mandates a committee composed of between three and five directors, none of whom are employees of Magna and a majority of whom are independent. Magna's CGCC fully complies with these requirements.

Current Members	Independent

Michael D. Harris (Chairman)	✓
Lady Barbara Judge	✓
Donald Resnick	✓

Each member had 100% attendance at CGCC meetings during 2008. There are no Board or Committee interlocks involving members of the CGCC. Mr. Klaus Mangold, an Independent Director, also served as a member of the CGCC until March 9, 2009.
All of the Independent Directors have a standing invitation to attend any meeting of the CGCC.
Role of Chairman

The Chairman of the CGCC generally provides leadership to enhance the effectiveness of the CGCC and act as the liaison between it and the Board as well as between the CGCC and Corporate Management. The Chairman also manages the CGCC's activities and meetings, manages any outside legal or other advisors retained by the CGCC and manages the process of reporting to the Board on the CGCC's activities and related recommendations.
Access to Advisors

The CGCC has the authority to retain outside compensation, legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review
The CGCC annually reviews and reassesses the adequacy of its charter, including most recently in February 2009. No revisions were made to the CGCC Charter as a result of this review.
Health and Safety and Environmental Committee
The HSEC met four times during 2008.
Purpose
Pursuant to the HSEC Charter, the HSEC is responsible for:
•
ensuring that health, safety and environmental policies, procedures and programs are developed and implemented and the principles set forth in our Employee's Charter and Health and Safety and Environmental Policy are met;
•
assisting the Board and Management in respect of the review of compliance by us and our subsidiaries with health, safety and environmental laws and regulations, as well as internal policies, procedures and programs established by us; and
• ensuring that a proper system is in place to conduct and to review environmental and health and safety audits and assessments.

The HSEC works directly with our environmental and human resources management teams to ensure that management systems are in place to minimize environmental, health and safety risks and to ensure the existence of appropriate controls in such areas. The HSEC reports to the Board as material matters arise, but not less than annually.

Composition
The HSEC Charter mandates a committee composed of between two and five directors. Magna's HSEC fully complies with this requirement.

Current Members	Independent

Donald Resnick (Chairman)	✓
Lawrence D. Worrall	✓

Each member had 100% attendance at HSEC meetings during 2008.
All of the Directors have a standing invitation to attend any meeting of the HSEC.
Access to Advisors
The HSEC has the authority to retain outside legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review

The HSEC annually reviews our Health and Safety and Environmental Policy and recommends changes to such policy, if any, to the Board. On February 26, 2007, the Board approved the Health and Safety and Environmental Committee Charter. The HSEC annually reviews and reassesses the adequacy of its charter, including most recently in February 2009. No revisions were made to the HSEC Charter as a result of this review.
Nominating Committee
The Nominating Committee met once in 2008.
Purpose

The Nominating Committee assists the Board in ensuring it is appropriately constituted in order to meet its fiduciary obligations, including by reviewing the mix of skills, characteristics and expertise represented by current Board members.
Composition
The Nominating Committee Charter mandates a committee composed of between two and five directors. Magna's Nominating Committee fully complies with this requirement.

Current Members	Independent

Frank Stronach (Chairman)	x
Michael D. Harris	✓

Messrs. Stronach and Harris attended the sole Nominating Committee meeting during 2008. Mr. Klaus Mangold, an Independent Director, also served as a member of the Nominating Committee until March 9, 2009.
Access to Advisors

The Nominating Committee has the authority to retain outside legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review
The Nominating Committee annually reviews and reassesses the adequacy of its Charter, which it most recently did in March 2009. No revisions were made to the Charter as a result of this review.

Position Descriptions	The Board currently does not have separate written position descriptions for the Lead Director, the Chairman of the Board or the Chairmen of the Board's Committees; however, the Audit Committee Charter and the CGCC Charter each contain a section outlining the role of the Chair of such Committee. The role of each of the Lead Director and Chairman of the Board is delineated in part through the Board Charter, which contains a description of the role of the Lead Director, and the various Committee Charters or authorizing resolutions. Additionally, there is a clear understanding of the roles and responsibilities among the Lead Director, the Chairman of the Board, the Chairmen of the Board Committees and Management, based on historical practice and legal precedent.

The Board has not developed formal position descriptions for the Co-Chief Executive Officers; however, there is a clear understanding between Management and the Board through historical practice and legal precedent that all transactions or other matters of a material nature must be presented by Management for approval by the Board. Additionally, as previously indicated, the Board has also adopted a Board Charter setting forth specific items which require Board approval.
Orientation and Continuing Education
We ensure that new Board recruits are provided with a basic understanding of our business, as well as our Board and Committee structure, to assist them in contributing effectively from the commencement of their election by shareholders or appointment by the Board, as applicable. This includes an orientation manual as well as the opportunity for each new member to meet with senior Management and operational personnel and to visit manufacturing and other facilities. Following their election or appointment to the Board, Board members accept standing invitations to visit operational facilities and engage in discussions with individual corporate or operational managers. In addition, Board members are encouraged to participate in programs provided by the Institute of Corporate Directors (ICD) and others as well as to participate in educational programs provided by the ICD and attend the ICD Corporate Governance College at the University of Toronto or the equivalent program at McMaster University. Mr. Resnick has participated in ICD and other "audit" related programs and Mr. Harris has completed the ICD Corporate Governance College program under Magna's sponsorship.
Ethical Business Conduct	We have adopted a Code of Conduct and Ethics (the "Code"), a copy of which is available on the Corporate Governance section of our website. The Code addresses a number of issues, including:
	•	employment practices and workers' rights;
	•	compliance with law;
	•	conducting business with integrity, fairness and respect;
	•	fair dealings with customers and suppliers;
	•	accurate financial reporting;
	•	the conduct of senior financial officers;
	•	improper securities trading;
	•	public disclosures of material information;
	•	compliance with antitrust and competition laws;
	•	environmental responsibility and occupational health and safety;
	•	conflicts of interest;
	•	protection of employees' personal information and protection by employees of our confidential information; and
	•	observance of our corporate policies.

The Code applies equally to all of our directors, officers and employees. Any director or executive officer who requires a waiver from any provision of the Code must obtain it in advance from the CGCC, and any waiver granted to a director or executive officer will be publicly disclosed as required by applicable law. Any employee (other than an executive officer) who requires a waiver from any provision of the Code must obtain it from our Chief Legal Officer, Corporate Secretary or senior human resources officer. To date, no waivers have been sought or granted in respect of the Code.

We have also adopted a whistleblowing hotline, referred to as the Good Business Line. The Good Business Line is accessible by stakeholders (including employees, customers, suppliers and others) for the reporting of accounting irregularities, fraud, bribery, kickbacks, insider trading, violations of the Code and other similar matters. Magna's Audit Committee maintains oversight of the Good Business Line with complaints submitted through it being investigated by the Internal Audit Department.

The Code is reviewed annually by the CGCC and compliance with the Code is monitored by such Committee. Over the years, we have implemented a number of mechanisms which could serve to bring breaches or potential breaches of the Code to the attention of Management, including the Employee Hotline, Good Business Line, Fairness Committees and Employee Advocates. To the extent that any breaches of the Code are identified, Management is required to inform the CGCC.
Nomination of Directors
One of the standing committees of the Board is the Nominating Committee, which is comprised of the Chairman and our Lead Director. The Nominating Committee assists the Board in ensuring it is appropriately constituted in order to meet its fiduciary obligations, including by reviewing the mix of skills, characteristics and expertise represented by current Board members.
Compensation
The Independent Directors are currently paid certain annual retainer, per meeting and other fees referred to under "Board, Board Committees and Director Compensation — Director Compensation". In addition, Independent Directors are entitled to receive a grant of options in respect of 5,000 Class A Subordinate Voting Shares upon appointment or election to the Board and following completion of each five years of service. The form and adequacy of these compensation levels are reviewed every two years relative to comparator companies of similar size and global presence, both within and outside the automotive industry, in order to determine the appropriate level of compensation which realistically reflects the responsibilities and risks involved in serving as a Board member. These fees were last revised effective January 1, 2008.
Assessments	In prior years, our Directors were sent board effectiveness questionnaires which include items assessing:
• the Board's role and responsibilities;
• Board organization and operations;
• Board effectiveness; and
• each of the Board's Committees.

Included in the questionnaires were self-assessment questions relating to Directors' performance on the Board and, where applicable, on Board Committees. These questionnaires were summarized, with the summary results presented to the CGCC and the Board as a whole. In addition, each Director's questionnaire and the summary results were reviewed with that Director by the Lead Director. Feedback from the questionnaires was returned to the Lead Director and the CGCC so that it can determine how to address any issues identified. For 2008, we have adopted a system of direct interviews between the Lead Director and each Independent Director, with feedback from such interviews being presented by the Lead Director to the CGCC.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
SHARES, VOTES AND PRINCIPAL SHAREHOLDERS
HOW TO VOTE YOUR SHARES
BUSINESS OF THE ANNUAL MEETING
BOARD, BOARD COMMITTEES AND DIRECTOR COMPENSATION
CORPORATE GOVERNANCE PRACTICES
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
INCENTIVE PLAN AWARDS
TERMINATION AND CHANGE OF CONTROL BENEFITS
MANAGEMENT CONTRACTS
INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A STATEMENT OF CORPORATE GOVERNANCE PRACTICES